Exhibit 6.74

DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

This form does not constitute a contract for services nor an agreement to pay compensation.

In Nevada, a real estate licensee is required to provide a form setting forth the duties owed by the licensee to:

a) **Each party for whom the licensee is acting as an agent in the real estate transaction, and**
b) **Each unrepresented party to the real estate transaction, if any.**

Licensee: The licensee in the real estate transaction is Kaylan Upton whose license number is S.183601. The licensee is acting for Lennar Sales Corp. who is/are the X Seller/Landlord;__ Buyer/Tenant

Broker: The broker is Christina P. Juarez, whose company is Lennar Sales Corp.

Are there additional licensees involved in this transaction? X Yes __ No If yes, Supplemental form 525A is required.

Licensee's Duties Owed to All Parties:

A Nevada real estate licensee shall:

1. Not deal with any party to a real estate transaction in a manner which is deceitful, fraudulent or dishonest.
2. Exercise reasonable skill and care with respect to all parties to the real estate transaction.
3. Disclose to each party to the real estate transaction as soon as practicable:
   a. Any material and relevant facts, data or information which licensee knows, or with reasonable care and diligence the licensee should know, about the property.
   b. Each source from which licensee will receive compensation.
4. Abide by all other duties, responsibilities and obligations required of the licensee in law or regulations.

Licensee's Duties Owed to the Client:
A Nevada real estate licensee shall:

1. Exercise reasonable skill and care to carry out the terms of the brokerage agreement and the licensee's duties in the brokerage agreement or property management agreement;
2. Not disclose, except to the licensee's broker, confidential information relating to a client for 1 year after the revocation or termination of the brokerage agreement, unless licensee is required to do so by court order or the client gives written permission;
3. Seek a sale, purchase, option, rental or lease of real property at the price and terms stated in the brokerage agreement or at a price acceptable to the client;
4. Present all offers made to, or by the client as soon as practicable, unless the client chooses to waive the duty of the licensee to present all offers and signs a waiver of the duty on a form prescribed by the Division;
5. Disclose to the client material facts of which the licensee has knowledge concerning the real estate transaction;
6. Advise the client to obtain advice from an expert relating to matters which are beyond the expertise of the licensee; and
7. Account to the client for all money and property the licensee receives in which the client may have an interest.

Duties Owed By a broker who assigns different licensees affiliated with the brokerage to separate parties.
Each licensee shall not disclose, except to the real estate broker, confidential information relating to client.

Licensee Acting for Both Parties: The Licensee **MAY** ________ **OR** **MAY NOT** _Initial JTAS ___ __________
(Client Init) (Client Init)

in the future act for two or more parties who have interests adverse to each other. In acting for these parties, the licensee has a conflict of interest. Before a licensee may act for two or more parties, the licensee must give you a "Consent to Act" form to sign.

I/We acknowledge receipt of a copy of this list of licensee duties, and have read and understand this disclosure.

Signed by:
Kaylan Upton
F87080517CF445E...

Seller/Landlord: Kaylan Upton

4/24/2026 2:47pm
Date *Time*

OR

Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer/Tenant - Arrived Fund Manager, LLC *Buyer/Tenant -*

4/22/2026 04/22/2026
Date *Time* *Date* *Time*

Buyer/Tenant - *Buyer/Tenant -*

Date *Time* *Date* *Time*

SUPPLEMENTAL LIST OF LICENSEES PARTY TO THE DUTIES OWED BY A NEVADA REAL ESTATE LICENSEE

This form does not constitute a contract for services nor an agreement to pay compensation.

Licensee: Kaylan Upton, is acting for Lennar Sales Corp.

Broker: Christina P. Juarez

Additional licensees on this transaction, listed below, are subject to NRS 645.252, NRS 645.254, and the Duties Owed by a Nevada Real Estate Licensee:

NAME & LICENSE NUMBER:
Alex Tracy S.186778, Jennifer Gonzalez S.192132, Ryan Perkins S.194951, Kaylan Upton S.183601, Sonja Grace S.0178622, Jennifer Farage S.67671, Charity White BS.0146058, Melissa Cornago S.0200650, Celia Milam S.62890, Alexander Heed S.187778, Dawn Collins S.71889, Christine Jacob S.176976, Amber Collins S.184071, Jennie Burrola S.61546, Von Dominguez S.179730

I/We acknowledge receipt of a copy of this Supplemental List of Licensees.

Signed by:
Kaylan Upton
F87080517CF445E...

Seller/Landlord - Kaylan Upton

4/24/2026 | 2:47pm
Date | *Time*

OR

Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer/Tenant - Arrived Fund Manager, LLC | *Buyer/Tenant -*

4/22/2026 | 04/22/2026
Date | *Time* | *Date* | *Time*

Buyer/Tenant - | *Buyer/Tenant -*

Date | *Time* | *Date* | *Time*

WARNING: THE CALIFORNIA DEPARTMENT OF REAL ESTATE HAS NOT QUALIFIED, INSPECTED OR EXAMINED THIS OFFERING, INCLUDING, BUT NOT LIMITED TO, THE CONDITION OF TITLE, THE STATUS OF BLANKET LIENS ON THE PROJECT (IF ANY), ARRANGEMENTS TO ASSURE PROJECT COMPLETION, ESCROW PRACTICES, CONTROL OVER PROJECT MANAGEMENT, RACIALLY DISCRIMINATORY PRACTICES (IF ANY), TERMS, CONDITIONS, AND PRICE OF THE OFFER, CONTROL OVER ANNUAL ASSESSMENTS (IF ANY), OR THE AVAILABILITY OF WATER, SERVICES, UTILITIES, OR IMPROVEMENTS. IT MAY BE ADVISABLE FOR YOU TO CONSULT AN ATTORNEY OR OTHER KNOWLEDGEABLE PROFESSIONAL WHO IS FAMILIAR WITH REAL ESTATE AND DEVELOPMENT LAW IN THE STATE WHERE THIS SUBDIVISION IS SITUATED.

Buyer's Initials ___ Initial JTKS ___ __________

Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar
6385 S. Rainbow Blvd. #300
Las Vegas, NV 89118
[redacted]

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (together with the Riders and Addenda attached hereto and incorporated by reference herein, this "**Agreement**") is made and entered into as of the twenty-second day of April, 2026 by and between Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar ("**Seller**"), and Buyer(s) named below ("**Buyer**"):

BUYER(S):	Check Applicable:
1. Arrived Fund Manager, LLC	Married ☐ Single ☐
2.	Married ☐ Single ☐
3.	Married ☐ Single ☐
4.	Married ☐ Single ☐
No Buyer Name Changes Will Be Permitted	

Buyer Address: 1700 Westlake Ave N Ste 200

City: Seattle	State / Country: WA / US	Zip: 98109

By providing your telephone numbers and your email address, you hereby consent to receiving telephonic, and email communications, including advertisements, made or sent by or on behalf of Seller and/or its affiliates.

Home Telephone:

Business Telephone:

Cellular Telephone: (800) [redacted]

E-mail Address: acquisitions@arrived.com
Please note that a valid email address is required to access the Lennar Account Application (as defined in Rider B) to review Purchase and Sale Agreement documents and to submit warranty claims after Closing.

Initial JTKS ____ (INITIAL) _________ (INITIAL)

1. **Purchase and Sale**. Buyer agrees to buy and Seller agrees to sell to Buyer (on the terms and conditions set forth below) Model Skyland constructed or to be constructed on the following described property:

Lot 0009 of Block ______ of Centennial Point Subdivision/Plat, in Clark County (the "**County**"), Nevada

Address: 2650 MARLETTE AVE North Las Vegas NV 89086

The residence and improvements (the "**Home**") constructed or to be constructed on the above described property (the "**Homesite**"), and all appurtenances thereto are collectively referred to in this Agreement as the "**Property.**" The Property is located within the community known as Centennial Point (the "**Community**").

2. **Purchase Price and Payments**. The total purchase price ("**Total Purchase Price**") for the Home, exclusive of any Builder's Fee, as applicable, and Closing Costs as described in Rider B and the Purchase Price and Payment Addendum, is **$514,027.00**. Buyer (and not a third party) will make an earnest money deposit upon the signing of this Agreement (the "**Initial Deposit**") of **$10,000.00** to Seller. Buyer shall make further payments to Seller, including but not limited to any "**Additional Deposit**" or "**Advanced Payment**" (consisting of non-refundable deposit(s) for options, extras, and upgrades) as set forth in the Purchase Price and Payment Addendum attached hereto and made a part hereof. The term "**Deposit**" shall include the Initial Deposit, Additional Deposit and Advanced Payment. If Buyer has not already paid the Initial Deposit at the time Seller signs this Agreement, Buyer will make the Initial Deposit within twenty-four (24) hours of the Effective Date.

3. **Builder's Fee**. Buyer acknowledges and agrees that in connection with the purchase of the Property, Buyer shall pay to Seller a builder's fee, equal to Seven Hundred Fifty Dollars ($750.00) (the "**Builder's Fee**"). The Builder's Fee is imposed in connection with all home sales in the Community, regardless of whether Buyer finances the purchase of the Property. Notwithstanding the foregoing, Buyer acknowledges that the Builder's Fee may not be imposed on all home sales in the Community, and Seller reserves the right to

change or withdraw the Builder's Fee on subsequent home sales in the Community at any time prior to Seller's completion of construction of all homes in the Community. The Builder's Fee represents additional revenue and is intended to compensate Seller for various internal costs and expenses associated with the sales, promotion and/or development of the Community. This fee is due at Closing. The Builder's Fee is separate from any and all Closing Costs (defined herein below). While the Builder's Fee is payable, along with various other fees, costs and amounts at Closing, the Builder's Fee is not a settlement fee associated with any loan that you may obtain to finance the purchase of the Property.

4. **Legally Binding Agreement**. THIS AGREEMENT IS A LEGALLY BINDING CONTRACT. IF NOT FULLY UNDERSTOOD, PLEASE SEEK COMPETENT LEGAL ADVICE. NO WARRANTIES OR REPRESENTATIONS, OTHER THAN THOSE SPECIFIED IN THIS AGREEMENT, ARE EXPRESSED OR IMPLIED. ORAL REPRESENTATIONS CANNOT BE RELIED UPON AS CORRECTLY STATING THE REPRESENTATIONS OF SELLER. FOR CORRECT WARRANTIES AND REPRESENTATIONS, REFERENCE SHOULD BE MADE TO THIS AGREEMENT, INCLUDING THE RIDERS AND ADDENDA ATTACHED HERETO, AND THE "**DOCUMENTS**" (AS SUCH TERM IS DEFINED IN RIDER B) PROVIDED TO BUYER, IF ANY.

5. **Financing**.

☒ **NO CONTINGENCY**. If this box is checked, this is a cash transaction and not contingent on financing. Buyer agrees to provide within five (5) calendar days from the Buyer's execution of this Agreement financial statements or other written verification of Buyer's ability to purchase the Property with cash. If Buyer does not (in Seller's sole judgment, based on the documentation provided by Buyer to Seller) have the financial ability to purchase the Property with cash, then Seller may terminate this Agreement by refunding to Buyer any paid Deposit.

☐ **MORTGAGE CONTINGENCY**. If this box is checked, this Agreement is contingent on Buyer obtaining a loan commitment within the Mortgage Contingency Period (as such term is defined in Rider B attached hereto) for a first mortgage loan from Lennar Mortgage, LLC (an affiliate of Seller), or another qualified institutional mortgage lender of Buyer's choice ("**Lender**"), with interest, term and service charges at current market rates at time of Closing (as defined below) for a borrower of Buyer's credit qualifications (the "**Mortgage Contingency**"). Buyer agrees to apply within five (5) calendar days from the execution of this Agreement for a loan at the then prevailing interest rate and terms. In the event Buyer chooses to obtain financing through a Lender other than Lennar Mortgage, LLC, Buyer agrees to promptly provide Seller, upon Seller's request, with the name, address and phone number of such Lender, the loan officer and the loan processor. Buyer shall furnish promptly and accurately to Lender all information and documents requested by Lender in connection with such application. If Buyer properly makes and pursues the loan application as provided herein but is unable to provide Seller with a copy of a written loan commitment reasonably satisfactory to Seller within the Mortgage Contingency Period, or if Buyer is at any time disapproved for such loan (and Buyer does not cancel or withdraw his/her loan application), then Seller, at its sole discretion, may cancel this Agreement by written notice to Buyer, at Buyer's last known address, in which event Seller shall refund any paid Deposit made by Buyer. If Buyer properly makes and pursues the loan application as provided herein but is unable to obtain mortgage loan financing, despite Buyer's good faith efforts to do so, and Buyer is not otherwise in default under this Agreement, and further provided that Buyer provides Seller with documentation from Lender that the loan has been declined, Buyer may cancel this Agreement by giving written notice to Seller within the Mortgage Contingency Period, in which event Seller shall refund any paid Deposit. If this Agreement provides for a VA guaranteed or FHA-insured loan, Buyer's obligation to complete the purchase contemplated under this Agreement is subject to the VA/FHA Addendum attached hereto and incorporated herein.

The following shall apply only if this Agreement is subject to the Mortgage Contingency, as indicated above:

5.1 Prequalification. Buyer may have obtained a "prequalification" from Lennar Mortgage, LLC for the purpose of determining Buyer's ability to purchase the Property. BUYER UNDERSTANDS AND ACKNOWLEDGES THAT BUYER IS NOT OBLIGATED TO USE LENNAR MORTGAGE, LLC TO OBTAIN FINANCING TO PURCHASE THE PROPERTY.

5.2 Mortgage Loan. Unless Buyer shall have otherwise notified Seller in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Property without mortgage financing, and the Mortgage Contingency shall be deemed to have been satisfied.

5.3 Application. Buyer understands that any loan application required under this Agreement must be fully completed in order to obtain the mortgage loan, and Buyer will make a good faith attempt to qualify for the mortgage loan. If Buyer has a spouse who does not constitute a Buyer under this Agreement, Buyer agrees to have his/her spouse sign the mortgage documents as required by Lender. BUYER AGREES TO INCUR NO DEBT SUBSEQUENT TO THE DATE HEREOF WHICH MIGHT JEOPARDIZE APPROVAL OF BUYER'S MORTGAGE LOAN. IF THE PROPERTY IS BEING PURCHASED BY A CORPORATION, PARTNERSHIP, OR OTHER ENTITY, BUYER AGREES TO (1) OBTAIN ANY PERSONAL ENDORSEMENTS OR GUARANTEES REQUIRED BY LENDER AND (2) PROVIDE TO LENDER AND/OR THE TITLE INSURER PROMPTLY UPON REQUEST SUCH CERTIFICATES, RESOLUTIONS OR OTHER CORPORATE, PARTNERSHIP OR OTHER ORGANIZATIONAL DOCUMENTS AS MAY BE REQUIRED. Except as provided in this Agreement, Buyer agrees to pay all loan fees and closing costs charged by Lender in connection with the mortgage loan. Buyer will pay any prepaid interest due on the mortgage loan at the time of Closing and any amount Lender may require to be put into escrow toward the payment of property taxes and insurance on the Property. Buyer will also pay any mortgage insurance premiums (prepaid or otherwise), if required by Lender.

5.4 Commitment. Buyer understands that the rate of interest on the mortgage is established by Lender and not by Seller and that any predictions or representations of present or future interest rate that may have been contained in any advertising or promotion by Seller are not binding. If Buyer obtains a written mortgage loan commitment and the mortgage loan commitment is subsequently withdrawn through no fault of Seller including, but not limited to, any condition to such loan commitment not being satisfied for any reason (other than failure of the Property to appraise equal to or greater than the Total

Purchase Price), this Agreement shall remain in full force and effect and Buyer shall be conclusively presumed to have agreed to purchase the Property without mortgage financing. Buyer agrees that it will make no changes to its mortgage financing arrangement within the last thirty (30) days before Closing.

5.5 Appraisal. If the Lender's appraiser appraises the value of the Property for less than the Total Purchase Price, Buyer shall notify Seller, in writing, of such fact within three (3) calendar days from the receipt of the written appraisal. Seller shall then have the option, but not the obligation, in Seller's sole and absolute discretion, to: (i) lower the Total Purchase Price to the appraised value and Buyer shall proceed to Closing; or (ii) allow Buyer to pay the difference between the mortgage loan proceeds and the amounts required to close the transaction contemplated by this Agreement and proceed to Closing (the "**Additional Cash to Close Funds**"). Under no circumstances shall Buyer be excused from performance under this Agreement as a result of Lender's appraisal. Notwithstanding the foregoing, if this Agreement provides for a VA guaranteed or FHA insured loan, the applicable appraisal requirements are set forth in the FHA/VA Addendum attached hereto and incorporated herein.

Buyer's Initials ____ Initial JT/ts ___ __________

5.6 Sale of Other Residence. Buyer represents and warrants that this Agreement and the mortgage loan referenced herein, unless otherwise provided, are not and will not be subject to or contingent upon Buyer's selling and/or closing on the sale of Buyer's present residence or other property. Failure to close on the purchase of the Property will constitute a default by Buyer and the remedies available to Seller for Buyer's default under this Agreement shall apply.

6. **Funds**. Any funds paid by Buyer under the terms of this Agreement to Seller through a check or cashier's check are accepted by Seller subject to collection. Buyer acknowledges that Seller shall have the right to deposit such check for the Initial Deposit without such action being deemed acceptance of this Agreement. If any such check is not paid by the bank after acceptance of this Agreement, Seller shall have the option to cancel this Agreement and declare Buyer in default. If Buyer provides any check for a Deposit in the form of Canadian currency (a "**C$ check**"), Seller's depository bank will convert such C$ check into a U.S. dollar amount using its currency procedures and exchange rate then in effect two (2) business days following the date of processing (the "**Conversion Date**") and the amount of the Deposit to be applied toward the Total Purchase Price shall be equal to the amount received by Seller from the depository bank on the Conversion Date. Seller reserves the right to charge or pass through any currency conversion-related fees or costs to the Buyer at Closing (as hereafter defined). Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the balance of the Total Purchase Price plus all applicable Closing Costs (the "**Closing Proceeds**") shall be paid to Seller at Closing by wire transfer in immediately available funds or by cashier's check (subject to collection) issued by a bank with a branch in the County where the Property is located. If Buyer delivers all or any portion of the Closing Proceeds in the form of a cashier's check exceeding $25,000.00, then Buyer will not be entitled to possession of the Home until the Closing Proceeds have cleared. Buyer certifies that any funds paid by Buyer under the terms of this Agreement are not in violation of the currency control laws of any country. Seller shall have the right to require Buyer's recertification at any time prior to Closing.

7. **Credit Information Authorization**. Buyer authorizes Lender to whom Buyer has applied or is in the process of applying for a mortgage loan in connection with this transaction to disclose to Seller the information contained in any loan application, verification of deposit, income and employment, and credit reports or credit related documentation on Buyer. Buyer authorizes Lender, and any credit bureau or other person or entity utilized or engaged by Lender, to obtain one or more consumer reports regarding Buyer and to investigate any information, reference, statement, or data, provided to Lender by Buyer or by any other person or entity, pertaining to Buyer's credit and financial status. Buyer shall indemnify, defend and hold harmless Seller, its officers, directors, shareholders, employees, agents, contractors, subcontractors and suppliers ("**Indemnified Parties**"), Lender, and any credit bureau or other person or entity utilized or engaged by Lender or Seller, from and against any deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") arising from an investigation of Buyer's credit and financial status.

8. **Closing**. Without limiting the terms of Section 9, Buyer acknowledges and agrees that Seller has the right in its sole discretion to schedule the date, time and place for the closing of the transaction contemplated by this Agreement ("**Closing**") and Buyer shall close on such Closing Date (the "**Closing Date**"). Buyer will be given notice of the Closing Date, time and place by the "**Closing Date Notice Period**" (as such term is defined in Rider B attached hereto). Seller is authorized to postpone or advance the date of Closing at its discretion. Seller must, however, give Buyer reasonable notice of the new Closing Date. Any notice of Closing may be given verbally, by telephone, telegraph, telex, facsimile, mail, e-mail, or other means of communication at Seller's option. All notices of Closing will be given to Buyer at the address or by use of the telephone number(s) or e-mail address(es) specified on page 1 of this Agreement unless Seller has received written notice from Buyer of any change therein prior to the date notice of Closing is given. Buyer's failure to receive the notice of Closing because Buyer has failed to advise Seller of any changes of address or phone number, or because Buyer has failed to pick up a letter when Buyer has been advised of an attempted delivery or for any other reason, shall not relieve Buyer of Buyer's obligation to close on the scheduled Closing Date, unless Seller otherwise agrees in writing to postpone the Closing Date. If Buyer fails, for any reason, to close at the date, time and place specified by Seller, Seller shall have the option to declare Buyer in default and seek the remedies stated in Paragraph 15 below, or to charge Buyer (**$100.00**) per day for each day after the date of Closing specified by Seller until, and including, the actual Closing Date, and Seller may require that prorations be made as of the original Closing Date. This sum shall be due and payable in full at Closing. If Seller agrees to an extension of the date of Closing beyond the last day of the month for which Closing is originally set, an additional amount equal to **One Percent (1%) of the Total Purchase Price** shall be payable to Seller. The sum for extending the date of Closing beyond the last day of the month shall be due and payable in full at Closing. Buyer agrees that the late charges are appropriate in order to cover Seller's administrative and other expenses resulting from a delay in Closing and that the amount of liquidated damages is fixed and agreed to by the parties as a reasonable estimate of the damages that Seller shall suffer and is not in the nature of a penalty. Seller is not required to agree to reschedule Closing, but Seller may reschedule Closing in Seller's sole discretion. Notwithstanding the foregoing and subject to the provisions of Section 5.3 above, if the Mortgage Contingency box is checked above, Seller will agree to postpone Closing and not impose late charges to the extent such postponement is required in order for Buyer's Lender to meet any pre-closing waiting period

required as the result of Buyer's Lender's issuance of revised closing disclosures under 12 C.F.R. § 1026.19(f)(2)(ii) of the Consumer Financial Protection Bureau's TILA-RESPA Integrated Disclosure Rule when such revisions directly result from a Seller action taken within six (6) calendar days of the Closing Date. However, in such event, Seller shall have no liability to the Buyer for failure to deliver the Property on the originally scheduled Closing Date.

9. **Completion Date**. It is expressly agreed by Buyer that notwithstanding anything to the contrary specified herein or verbally represented (including but not limited to Seller's sales representative), any scheduled completion date is a good faith estimate, and Seller makes no promises or representations concerning the date of completion. Buyer agrees that Buyer has not relied, and will not rely upon, any estimated completion date for any purpose whatsoever, including, without limitation, relocation of residence, storage of personal property, or lock-in financing, and Buyer agrees that Seller shall not be liable for any additional costs, expenses or damages whatsoever should the Home not be completed by an estimated completion date. Notwithstanding the foregoing, Seller is required to complete and does agree that the construction of the Home shall be completed not later than two (2) years from the date of Buyer's execution of this Agreement. If construction is delayed by any event recognized by the law of the state in which the Home is located as a defense to a contract action for non-performance or a delay in performance, then the date of completion shall be extended by the delay period. It is the express intent of the parties that the parties' rights and obligations under this Agreement be construed in the manner necessary to exempt this Agreement and the sale of the Property from registration under the Interstate Land Sales Full Disclosure Act, and both Buyer and Seller hereby expressly waive any right or provision of this Agreement that would otherwise preclude such exemption.

10. **Casualty Before Closing**. If the Property is damaged by fire, vandalism, act of terrorism or other casualty or condition before Closing and the cost of restoration does not exceed three percent (3%) of the Total Purchase Price and repairs will not substantially delay Closing, Seller shall repair the damage and Closing shall proceed pursuant to the terms of this Agreement. If the cost of restoration exceeds three percent (3%) of the Total Purchase Price or the repairs would substantially delay Closing, Buyer shall have the option to: (1) terminate this Agreement and receive a refund of the Deposit made by Buyer to Seller, in which event both parties shall be released from all obligations under this Agreement, or (2) have Seller repair the damage as soon as reasonably possible, and Closing shall be extended until such repair or rebuilding is complete.

Notwithstanding the foregoing, if all or a portion of the Property is damaged by fire, vandalism, act of terrorism or other casualty or condition; and the repair or reconstruction of the Property substantially in accordance with the plans and specifications is rendered impossible by any cause recognized by the law of the state in which the Property is located as a defense to a contract action for non-performance, then Seller shall have the right to terminate this Agreement and Buyer shall receive a refund of the Deposit made by Buyer to Seller in which event both parties shall be released from all obligations under this Agreement.

11. **Deed**. Seller shall convey title to Buyer at Closing by delivery to Buyer of a Grant, Bargain and Sale Deed (the "**Deed**") describing the Property, which Deed shall convey title to Buyer subject to all matters described in this Agreement. The Deed shall be recorded and shall include, without limitation, provisions requiring that any dispute be submitted to alternative dispute resolution.

12. **Closing and Title Matters**. Title to the Property to be delivered to Buyer at Closing will be marketable and insurable, subject only to the following matters:

12.1 Title to the Property shall be subject to the following: (1) zoning, building codes, bulkhead laws, ordinances, regulations, rights or interests vested in the United States of America or the state in which the Community is located; (2) real estate taxes and other taxes for the year of conveyance and subsequent years including taxes or assessments of any special taxing or community development district (including assessments relating to capital improvements and bonds); (3) the general printed exceptions contained in an owner's title insurance policy; (4) utility easements, sewer agreements, telephone agreements, cable agreements, telecommunications agreements, monitoring agreements, restrictions and reservations common to any plat affecting title to the Property; (5) matters that would be disclosed by an accurate survey or inspection of the Property; (6) the Documents; (7) any laws and restrictions, covenants, conditions, limitations, reservations, agreements or easements recorded in the public records for the County (for example, use limitations and obligations, easements (right-of-way) and agreements relating to telephone, gas or electric lines, water and sewer lines and drainage, provided they do not prevent use of the Property for single family residential purposes); (8) minor encroachments on easements that do not substantially interfere with an easement holder's interest in the Property; and (9) acts done or suffered by Buyer and any mortgage or deed of trust obtained by Buyer for the purchase of the Property. It is Buyer's responsibility to review and become familiar with each of the foregoing title matters, some of which are covenants running with the land. If any title defects are discovered by Buyer after Closing, Buyer's sole remedy shall be to make a claim to Buyer's title insurer.

12.2 Seller shall convey title to Buyer at Closing by delivery to Buyer of the Deed, which shall convey title to Buyer subject to all matters described in Section 12.1 of this Agreement. Any such matters omitted from the Deed shall nevertheless be deemed to be included in the Deed.

12.3 Seller shall provide an affidavit complying with the Foreign Investment in Real Property Tax Act of 1980, as amended, upon written request of Buyer.

12.4 Seller may not own title to the Property as of the date of this Agreement or at Closing. However, Seller shall obtain title to the Property on or before the Closing Date or effect the necessary transfer of title on or before the date when Seller causes title to be transferred to Buyer.

12.5 If Seller cannot provide marketable and insurable title as described above, such failure shall not be an event of default and Seller will have a reasonable period of time (at least one hundred and twenty (120) days from the date of the scheduled Closing Date) to attempt to correct any defects in title; provided, however, Seller shall not be obligated to incur any expense, nor institute any litigation, to clear title to the Property. If Seller cannot or elects not to correct the title defects, Seller shall so notify Buyer within such period, and Buyer may thereafter elect (by written notice from Buyer to Seller) one of the following two (2) options: (1) to accept title in the condition offered (with defects) and pay the balance of the Total Purchase Price for the Property (without set off or deduction therefor), thereby waiving any claim with respect to such title defects and Buyer

will not make any claims against Seller because of the title defects; or (2) to terminate this Agreement and receive a full refund of the Deposit deposited hereunder. If all such amounts are refunded, Buyer agrees to accept it as full payment of Seller's liability hereunder, whereupon this Agreement shall be terminated and Seller shall thereafter be relieved and released of all further liability hereunder. Buyer shall not thereafter have any rights to make any additional claims against Seller. In the event Buyer does not notify Seller in writing within five (5) calendar days from the receipt of Seller's notice (time being strictly of the essence) as to which option Buyer elects, Buyer shall be conclusively presumed to have elected option (1) set forth above in this subsection.

12.6 The acceptance of the Deed by Buyer shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed pursuant to this Agreement.

12.7 Title to the Property will be deemed marketable if an owner's policy is issued with standard exceptions.

13. **Closing Costs**. The respective responsibilities of Buyer and Seller for all costs, prorations and fees payable at Closing (the "**Closing Costs**") are shown in Rider B attached hereto.

14. **Site and Substitutions**. The materials, equipment and fixtures included in and to be used in constructing the Home will be substantially the same as or similar in quality to those described in the applicable plans and specifications (except as to extras, options and/or upgrades).

14.1 Changes to Plans and Specifications.

14.1.1 Industry Practice. It is widely observed construction industry practice for pre-construction plans and specifications for any home or building to be changed and adjusted from time to time in order to accommodate on-going site conditions and in the field construction factors. These changes and adjustments are essential in order to permit all components of the Home to be integrated into a well-functioning and aesthetically pleasing product in an expeditious manner. Based on the foregoing, Buyer acknowledges that such changes and adjustments may occur and agrees that it is reasonable and to Buyer's benefit to allow Seller the flexibility to make such changes and adjustments to the Home.

14.1.2 Seller's Absolute Right to Make Modifications to Plans and Specifications. Seller has the absolute right to make modifications to the plans and specifications for the Home. Without limiting the generality of the foregoing, Buyer specifically agrees that changes in the dimensions of rooms and patios, entrances and terraces, if applicable, and changes in room size, in the locations of windows, doors, walls, partitions, utility lead-ins and outlets (including, but not limited to, electrical, cable television, and telephone), air-conditioning components, lighting fixtures and electrical panel boxes may be made by Seller in its sole discretion, provided however that changes in the layout and dimensions of the Home shall not substantially affect the value of the Home. Such changes may also include, but are not limited to, changes in the building location, setbacks and facing, the building's external configuration, its structural components, its finishes and the landscaping associated therewith.

14.1.3 Buyer's Acceptance of Actual Floor Plan. Buyer further understands and acknowledges that many of the Homes to be constructed within the Community require floor plans which are opposite (i.e. flipped) mirror images of the model floor plan and Buyer fully understands and accepts the floor plan configuration for the Home and improvements to be constructed within the Home.

14.1.4 No Warranty for Plans and Specifications on File. Buyer further acknowledges and agrees that (1) the plans and specifications of the Home and the Community on file with the applicable governmental authorities may not be identical in detail to Seller's plans and specifications, and (2) because of the day-to-day nature of the changes described in this Section 14, the plans and specifications on file with the applicable governmental authorities may not include some or any of these changes (there being no legal requirement to file all changes with such authorities). As a result of the foregoing, Buyer and Seller both acknowledge and agree that the Home and the Community may not be constructed in accordance with the plans and specifications on file with the applicable governmental authorities. Without limiting the generality of the provisions of Rider B attached hereto, Seller disclaims and Buyer waives any and all express or implied warranties that construction will be accomplished in compliance with such plans and specifications. Seller has not given and Buyer has not relied on or bargained for any such warranties. In furtherance of the foregoing, in the event of any conflict between the actual construction of the Home and/or the Community, and that which is set forth on the plans and specifications, Buyer agrees that the actual construction shall prevail and to accept the Home and Community as actually constructed (in lieu of what is set forth on the plans and specifications).

14.2 Lot Change. In the event that Seller, in its sole discretion, determines that the Model of the Home selected under this Agreement cannot reasonably be built on the Homesite, then Buyer and Seller hereby agree that they will negotiate in good faith to relocate the Home to another lot in the Community, provided however that there are lots available for sale. If no replacement lot is available, then Buyer may terminate this Agreement and will be entitled to a refund of any paid Deposit.

14.3 Materials, Appliances, Decorative and Landscaping Items.

14.3.1 Buyer understands and agrees that certain of the finishing items, such as tile, marble, carpet, cabinets, stone, brickwork, wood, paint, stain and mica are subject to size and color variations, grain and quality variations, and may vary in accordance with price, availability and changes by manufacturers from those shown in the model, if any, or in illustrations or brochures or those included in the specifications. Furthermore, if circumstances arise that, in Seller's opinion, warrant changes of subcontractors, suppliers, manufacturers, brand names or items, Seller reserves

the right to substitute equipment, materials, appliances, etc., which in Seller's opinion are considered to be of quality substantially similar or equal, or of better quality, subject to their availability. Buyer also understands that Seller has the right to substitute or change materials and/or stain colors utilized in wood decor, if any.

14.3.2 Lot grades, lot area, options, facades, shrubs, trees, trim, built-ins, wall treatments, window treatments, furniture, furnishings, fences, decks, locations of walks, driveways and other items in or about a model home area in the subdivision are for display purposes only and are not included in the Total Purchase Price unless otherwise expressly provided herein. Seller has the right to remove any existing trees on the Property or on the surrounding area for any reason. Buyer further understands and agrees that the following items (which may be seen in models or shown in illustrations) will also not be included with the sale of the Home: wall coverings, paint colors, accent light fixtures, wall ornaments, drapes, blinds, bedspreads, furniture, furnishings, wet bars, monitoring systems, certain built-in fixtures, special floor coverings, wood trim, upgraded items and/or any other items of this nature which may be added or deleted from time to time. This list of items (which is not all-inclusive) is provided as an illustration of the type of items built-in or placed upon models or shown in illustrations strictly for purposes of decoration and example only.

14.4 Deed. By acceptance of the Deed, Buyer accepts all variations of the Home.

15. **Buyer's Default**. In the event of Buyer's default and to the extent allowed by law, Seller shall be entitled to terminate the Agreement and keep, as liquidated damages and not as a penalty, Buyer's Deposit not to exceed fifteen percent (15%) of the Total Purchase Price, except that Seller may, in addition, keep, as liquidated damages and not as a penalty, any and all Advanced Payments made by Buyer to Seller for options, extras or upgrades for which Seller has made contractual commitments or incurred liability by placing orders or otherwise. Buyer agrees that actual damages in the event of breach by Buyer would be costly and difficult to calculate, and that such liquidated damages are a fair and reasonable remedy and shall not be considered a penalty.

16. **Seller's Default**. In the event of Seller's default and to the extent allowed by law, Buyer may recover actual damages but shall not be entitled to special, consequential or punitive damages. Notwithstanding the foregoing, Buyer retains all remedies at law and in equity with respect to Seller's obligation to complete the Home within two (2) years pursuant to Section 9 above.

17. **Mediation / Arbitration of Disputes**.

17.1 The parties to this Agreement specifically agree that this transaction involves interstate commerce and that any Dispute (as hereinafter defined) shall first be submitted to mediation and, if not settled during mediation, shall thereafter be submitted to binding arbitration as provided by the Federal Arbitration Act (9 U.S.C. §§1 et seq.) and not by or in a court of law or equity. "**Disputes**" (whether contract, warranty, tort, statutory or otherwise), shall include, but are not limited to, any and all controversies, disputes or claims (1) arising under, or related to, this Agreement, the Property, the Community or any dealings between Buyer and Seller; (2) arising by virtue of any representations, promises or warranties alleged to have been made by Seller or Seller's representative; (3) relating to personal injury or property damage alleged to have been sustained by Buyer, Buyer's children or other occupants of the Property, or in the Community; or (4) issues of formation, validity or enforceability of this Section. Buyer has executed this Agreement on behalf of his or her children and other occupants of the Property with the intent that all such parties be bound hereby. Any Dispute shall be submitted for binding arbitration within a reasonable time after such Dispute has arisen. Nothing herein shall extend the time period by which a claim or cause of action may be asserted under the applicable statute of limitations or statute of repose, and in no event shall the Dispute be submitted for arbitration after the date when institution of a legal or equitable proceeding based on the underlying claims in such Dispute would be barred by the applicable statute of limitations or statute of repose.

17.2 Any and all mediations commenced by any of the parties to this Agreement shall be filed with and administered by the American Arbitration Association or any successor thereto ("**AAA**") in accordance with the AAA's Home Construction Mediation Procedures in effect on the date of the request. If there are no Home Construction Mediation Procedures currently in effect, then the AAA's Construction Industry Mediation Rules in effect on the date of such request shall be utilized. Any party who will be relying upon an expert report or repair estimate at the mediation shall provide the mediator and the other parties with a copy of the reports. If one or more issues directly or indirectly relate to alleged deficiencies in design, materials or construction, all parties and their experts shall be allowed to inspect, document (by photograph, videotape or otherwise) and test the alleged deficiencies prior to mediation. Unless mutually waived in writing by the parties, submission to mediation is a condition precedent to either party taking further action with regard to any matter covered hereunder.

17.3 If the Dispute is not fully resolved by mediation, the Dispute shall be submitted to binding arbitration and administered by the AAA in accordance with the AAA's Home Construction Arbitration Rules in effect on the date of the request. If there are no Home Construction Arbitration Rules currently in effect, then the AAA's Construction Industry Arbitration Rules in effect on the date of such request shall be utilized. Any judgment upon the award rendered by the arbitrator may be entered in and enforced by any court having jurisdiction over such Dispute. If the claimed amount exceeds $250,000.00 or includes a demand for punitive damages, the Dispute shall be heard and determined by three arbitrators; however, if mutually agreed to by the parties, then the Dispute shall be heard and determined by one arbitrator. Arbitrators shall have expertise in the area(s) of Dispute, which may include legal expertise if legal issues are involved. All decisions respecting the arbitrability of any Dispute shall be decided by the arbitrator(s). At the request of any party, the award of the arbitrator(s) shall be accompanied by detailed written findings of fact and conclusions of law. Except as may be required by law or for confirmation of an award, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

17.4 The waiver or invalidity of any portion of this Section shall not affect the validity or enforceability of the remaining portions of this Section. Buyer and Seller further agree (1) that any Dispute involving Seller's affiliates, directors, officers, employees and agents shall also be subject to mediation and arbitration as set forth herein, and shall not be pursued in a court of law or equity; (2) that Seller may, at its sole election, include Seller's contractors, subcontractors and suppliers, as well as

any warranty company and insurer as parties in the mediation and arbitration; and (3) that the mediation and arbitration will be limited to the parties specified herein.

17.5 To the fullest extent permitted by applicable law, Buyer and Seller agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any other arbitration, judicial, or similar proceeding shall be given preclusive or collateral estoppel effect in any arbitration hereunder unless there is mutuality of parties. In addition, Buyer and Seller further agree that no finding or stipulation of fact, no conclusion of law, and no arbitration award in any arbitration hereunder shall be given preclusive or collateral estoppel effect in any other arbitration, judicial, or similar proceeding unless there is mutuality of parties.

17.6 Unless otherwise recoverable by law or statute, each party shall bear its own costs and expenses, including attorneys' fees and paraprofessional fees, for any mediation and arbitration. Notwithstanding the foregoing, if a party unsuccessfully contests the validity or scope of arbitration in a court of law or equity, the noncontesting party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in defending such contest, including such fees and costs associated with any appellate proceedings. In addition, if a party fails to abide by the terms of a mediation settlement or arbitration award, the other party shall be awarded reasonable attorneys' fees, paraprofessional fees and expenses incurred in enforcing such settlement or award.

17.7 Buyer may obtain additional information concerning the rules of the AAA by visiting its website at www.adr.org or by writing the AAA at 335 Madison Avenue, New York, New York 10017.

17.8 Seller supports the principles set forth in the Consumer Due Process Protocol developed by the National Consumer Dispute Advisory Committee and agrees to the following:

17.8.1 Notwithstanding the requirements of arbitration stated in Section 17.3 of this Agreement, Buyer shall have the option, after pursuing mediation as provided herein, to seek relief in a small claims court for disputes or claims within the scope of the court's jurisdiction in lieu of proceeding to arbitration. This option does not apply to any appeal from a decision by a small claims court.

17.8.2 Any mediator and associated administrative fees incurred shall be shared equally by Seller and Buyer; however, Seller and Buyer each agree to pay for their own attorneys' fees and costs.

17.8.3 The fees for any claim pursued via arbitration in an amount of $10,000.00 or less shall be apportioned as provided in the Home Construction Arbitration Rules of the AAA or other applicable rules.

17.9 Notwithstanding the foregoing, if either Seller or Buyer seeks injunctive relief, and not monetary damages, from a court because irreparable damage or harm would otherwise be suffered by either party before mediation or arbitration could be conducted, such actions shall not be interpreted to indicate that either party has waived the right to mediate or arbitrate. The right to mediate and arbitrate should also not be considered waived by the filing of a counterclaim by either party once a claim for injunctive relief had been filed with a court.

17.10 BUYER AND SELLER AGREE THAT THE PARTIES MAY BRING CLAIMS AGAINST THE OTHER ONLY ON AN INDIVIDUAL BASIS AND NOT AS A MEMBER IN ANY PURPORTED CLASS OR REPRESENTATIVE ACTION OR COLLECTIVE PROCEEDING. THE ARBITRATOR(S) MAY NOT CONSOLIDATE OR JOIN CLAIMS REGARDING MORE THAN ONE PROPERTY AND MAY NOT OTHERWISE PRESIDE OVER ANY FORM OF A CONSOLIDATED, REPRESENTATIVE, OR CLASS PROCEEDING. ALSO, THE ARBITRATOR(S) MAY AWARD RELIEF (INCLUDING MONETARY, INJUNCTIVE, AND DECLARATORY RELIEF) ONLY IN FAVOR OF THE INDIVIDUAL PARTY SEEKING RELIEF AND ONLY TO THE EXTENT NECESSARY TO PROVIDE RELIEF NECESSITATED BY THAT PARTY'S INDIVIDUAL CLAIM(S). ANY RELIEF AWARDED CANNOT BE AWARDED ON CLASS-WIDE OR MASS-PARTY BASIS OR OTHERWISE AFFECT PARTIES WHO ARE NOT A PARTY TO THE ARBITRATION. NOTHING IN THE FOREGOING PREVENTS SELLER FROM EXERCISING ITS RIGHT TO INCLUDE IN THE MEDIATION AND ARBITRATION THOSE PERSONS OR ENTITIES REFERRED TO IN SECTION 17.4 ABOVE.

Buyer's Initials ___ Initial JTAS ___ ___________

18. **Other Dispute Resolutions**. Notwithstanding the parties' obligation to submit any Dispute to mediation and arbitration, in the event that a particular dispute is not subject to the mediation or the arbitration provisions of Section 17, then the parties agree to the following provisions: **BUYER ACKNOWLEDGES THAT JUSTICE WILL BEST BE SERVED IF ISSUES REGARDING THIS AGREEMENT ARE HEARD BY A JUDGE IN A COURT PROCEEDING, AND NOT A JURY. BUYER AND SELLER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY AGREE THAT ANY DISPUTE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE HEARD BY A JUDGE IN A COURT PROCEEDING AND NOT A JURY. BUYER AND SELLER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THEIR RESPECTIVE RIGHT TO A JURY TRIAL. SELLER HEREBY SUGGESTS THAT BUYER CONTACT AN ATTORNEY OF BUYER'S CHOICE IF BUYER DOES NOT UNDERSTAND THE LEGAL CONSEQUENCES OF EXECUTING THIS AGREEMENT.**

19. **Deed Restriction**. The alternative dispute provisions above shall be set forth in the Deed and shall be binding upon Seller, Buyer, and all subsequent grantees, purchasers, successors and assigns as covenants and restrictions running with the land.

20. **Cooperating Broker and Seller's New Home Consultant**. Unless a Purchases Price and Payment Addendum indicating

otherwise is attached hereto, Buyer represents to Seller that Buyer has not consulted, dealt or negotiated with a real estate broker, salesperson or agent other than Seller's sales personnel located at Seller's sales office. Buyer agrees that Seller is not responsible for the payment of a commission to a real estate broker, salesperson or agent ("**Buyer Broker**") other than Seller's sales personnel. Buyer will be in default if Buyer fails to close because Buyer is obligated to pay a Buyer Broker and does not have sufficient funds to do so. Buyer shall indemnify, defend and hold harmless Indemnified Parties from and against any and all Claims resulting from or arising out of any representation or breach of a representation or warranty set forth in this Section. In addition, Buyer acknowledges and understands that Seller's New Home Consultant ("**NHC**") and Internet New Home Consultant ("**INHC**") are agents of Seller, are acting solely for the Seller's interests, and are not acting in any representative capacity for Buyer. Buyer should not disclose any information to Seller's NHC and/or INHC that Buyer considers to be confidential or otherwise does not want disclosed to Seller.

Buyer's Initials ___ Initial JT#S ___ __________

21. **Construction Activities**. ALL OWNERS, OCCUPANTS AND USERS OF THE COMMUNITY ARE HEREBY PLACED ON NOTICE THAT (1) SELLER AND/OR ITS AGENTS, CONTRACTORS, SUBCONTRACTORS, LICENSEES AND OTHER DESIGNEES, AND/OR (2) ANY OTHER PARTIES, WILL BE, FROM TIME TO TIME, CONDUCTING BLASTING, EXCAVATION, CONSTRUCTION AND OTHER ACTIVITIES WITHIN OR IN PROXIMITY TO THE COMMUNITY. BY THE ACCEPTANCE OF THEIR DEED OR OTHER CONVEYANCE OR MORTGAGE, LEASEHOLD, LICENSE OR OTHER INTEREST, AND BY USING ANY PORTION OF THE COMMUNITY, EACH SUCH OWNER, OCCUPANT AND USER AUTOMATICALLY ACKNOWLEDGES, STIPULATES AND AGREES (1) THAT NONE OF THE AFORESAID ACTIVITIES SHALL BE DEEMED NUISANCES OR NOXIOUS OR OFFENSIVE ACTIVITIES, HEREUNDER OR AT LAW GENERALLY, (2) NOT TO ENTER UPON, OR ALLOW THEIR CHILDREN OR OTHER PERSONS UNDER THEIR CONTROL OR DIRECTION TO ENTER UPON (REGARDLESS OF WHETHER SUCH ENTRY IS A TRESPASS OR OTHERWISE) ANY PROPERTY WITHIN OR IN PROXIMITY TO THE AREA OF THE COMMUNITY WHERE SUCH ACTIVITY IS BEING CONDUCTED (EVEN IF NOT BEING ACTIVELY CONDUCTED AT THE TIME OF ENTRY, SUCH AS AT NIGHT OR OTHERWISE DURING NON-WORKING HOURS), (3) TO THE EXTENT PERMITTED OR NOT PROHIBITED UNDER APPLICABLE LAW, SELLER AND THE OTHER AFORESAID RELATED PARTIES SHALL NOT BE LIABLE FOR ANY AND ALL LOSSES, DAMAGES (COMPENSATORY, CONSEQUENTIAL, PUNITIVE OR OTHERWISE), INJURIES OR DEATHS ARISING FROM OR RELATING TO THE AFORESAID ACTIVITIES, EXCEPT RESULTING DIRECTLY FROM SELLER'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (4) ANY PURCHASE OR USE OF ANY PORTION OF THE COMMUNITY HAS BEEN AND WILL BE MADE WITH FULL KNOWLEDGE OF THE FOREGOING AND (5) THIS ACKNOWLEDGMENT AND AGREEMENT IS A MATERIAL INDUCEMENT TO SELL, CONVEY, AND/OR ALLOW THE USE OF THE PROPERTY.

22. **Dangerous Condition; Construction Work**.

22.1 Buyer understands and agrees that the Property is a construction site and that the Property and the improvements, equipment and supplies thereon constitute a danger to those who may enter on the Property. Buyer shall not enter onto the Property prior to Closing unless authorized and accompanied by Seller's representative. Any unauthorized, unaccompanied entry by Buyer shall constitute a breach of this Agreement by Buyer, at Seller's election. Moreover, any entry by Buyer onto the Property prior to Closing shall be done at Buyer's own risk and in compliance with all federal, state and local safety laws and regulations. To the extent permitted or not prohibited by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless Indemnified Parties from and against any Claims made by Buyer, Buyer's family members or guests, as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Property.

22.2 Buyer agrees that supervision and direction of the working forces, including, without limitation, all contractors and subcontractors, is to be done exclusively by Seller, and Buyer agrees not to issue any instructions to the working forces or otherwise hinder construction or installation of improvements on the Property. Buyer shall not do or have any work done on the Property, nor may Buyer store any possessions thereon, prior to Closing and transfer of title to the Property to Buyer.

22.3 Buyer agrees that any and all controversies, disputes and claims arising under this Section shall be resolved through binding arbitration in accordance with the terms of this Agreement.

23. **Natural Disasters**. Seller builds homes to the building code in effect at the time the building permit is applied for Buyer's Home. Building code requirements do not guarantee a home can or will withstand the impacts of a natural disaster; including but not limited to earthquake, forest fire, tornado, hurricane, flood, and avalanche. Seller cannot guarantee the Home; its structure or features will not be impacted by a natural disaster. Buyer should review their applicable homeowner's and/or flood insurance policy(s) and consult their insurance professional for additional information. Buyer is urged to follow the advice and direction from local emergency management officials regarding a natural disaster.

Buyer understands and agrees to accept the risks and conditions of natural disasters and to assume all liabilities associated with them. By executing and delivering this Agreement and Closing, Buyer shall be deemed to have released Seller and Seller's affiliates, and their respective officers, directors, managers, members, shareholders, employees, and agents, from any and all liability or claims resulting from all matters disclosed or disclaimed in this Paragraph, including, without limitation, any liability for incidental or consequential damages which may result from, without limitation, inconvenience, displacement, property damage, personal injury and/or death to or suffered by Buyer or any of its family members, occupants, guests, tenants, invitees and/or pets and any other person or pet.

24. **Representation of Compliance with OFAC Regulations**: Buyer represents and warrants that Buyer is not barred from doing business with U.S. entities pursuant to the U.S. Department of Treasury's Office of Foreign Asset Control ("**OFAC**"), including OFAC's Specially-Designated-Nationals ("**SDN**") list and lists of known or suspected terrorist organizations. If Seller identifies or is

informed that Buyer is a valid match for OFAC's SDN list, then this Agreement is void, and Seller shall cancel and revoke this Agreement immediately. In the event of cancellation or revocation of this Agreement under this provision, Seller shall immediately contact OFAC to report the transaction and to determine whether deposit money provided by Buyer, if any, should be returned or blocked, consistent with OFAC regulations.

25. **Solar**. Check One:

[X] The Community is not a SunStreet solar community.

[ ] The Community is a SunStreet solar community and the Property will be equipped with a roof-mounted solar photo-voltaic system and other equipment (collectively, the "PV System") that converts solar energy to electricity for use in the Property. As a condition of purchasing the Property, Buyer must elect to either (1) lease the PV System by entering into a "LeasePlus Agreement" with Seller's affiliate, SunStreet Energy Group, LLC (or one of its affiliates) ("SunStreet"), or (2) purchase the PV System by entering into a "Solar Purchase Agreement" with SunStreet. Buyer should carefully review the LeasePlus Agreement or Solar Purchase Agreement, as applicable, which addresses the issues relating to the PV System, including, but not limited to, the ownership and performance of the PV System, terms of the solar program, Buyer's obligations during the ownership and resale of the Property, the solar related documents that will be recorded on title and other important disclosures.

Buyer acknowledges and agrees that all issues relating to the PV System/solar program will be governed by either the LeasePlus Agreement or Solar Purchase Agreement, as applicable, and are solely between SunStreet and Buyer. Seller is not a party to or responsible for either the LeasePlus Agreement or the Solar Purchase Agreement, or any other written materials provided to Buyer by SunStreet. Buyer hereby agrees that Buyer shall rely only on those representations, documents and materials provided to Buyer by SunStreet regarding the solar terms, including, but not limited to, performance, energy cost savings, tax benefits, impacts on resale, cash grants or rebates.

[ ] The Community is a solar community and solar equipment is included in the Total Purchase Price of the Property. Buyer will be required to sign a Solar Energy System Addendum (Solar Included Program) with Seller as a condition of purchasing the Property.

26. **Agreement not to be Recorded**. Buyer covenants that Buyer shall not record this Agreement (or any memorandum thereof) in the Public Records of the County. Buyer agrees, if Buyer records this Agreement, to pay all of Seller's attorneys' fees, paraprofessional fees and expenses incurred in removing the cloud in title caused by such recordation. Seller's rights under this Section shall be in addition to Seller's remedies for Buyer's default provided elsewhere in this Agreement.

27. **Transfer, Assignment and Persons Bound**. Buyer agrees that Buyer will not, and does not have the right to, assign, sell or transfer Buyer's interest in this Agreement (whether voluntarily or by operation of law or otherwise) without Seller's prior written consent. If Buyer is a corporation, other business entity, trustee or nominee, a transfer of any material equity or beneficial or principal interest shall constitute an assignment of this Agreement. If Buyer attempts to assign this Agreement in violation of this Section, Seller can declare Buyer in default and Seller shall be entitled to all remedies available under this Agreement. Buyer agrees that Seller may withhold its consent with or without any reason or condition in any manner it chooses (if it gives it at all) and may charge Buyer a reasonable amount to cover administrative costs incurred in considering whether or not to grant consent. If Buyer dies or in any way loses legal control of his/her affairs, this Agreement will bind his/her heirs and legal representatives. If Buyer has received Seller's permission to assign or transfer this Agreement, then Buyer's approved assignees shall be bound by the terms of this Agreement. If more than one person signs this Agreement as Buyer, each such person shall be jointly and severally liable for full performance of all of Buyer's duties and obligations hereunder.

28. **Time of the Essence**. Buyer acknowledges that time is of the essence in connection with the transactions contemplated under this Agreement.

29. **Interpretation and Computation of Time**. The use of the masculine gender in this Agreement shall be deemed to refer to the feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever the context so requires. This Agreement reflects the negotiated agreement of the parties. Each party acknowledges that they have been afforded the opportunity to seek competent legal counsel, and each have made an informed choice as to whether or not to be represented by legal counsel. Accordingly, this Agreement shall be construed as if both parties jointly prepared it, and no presumption against one party or the other shall govern the interpretation or construction of any of the provisions of this Agreement. Any reference in this Agreement to the time periods of less than five (5) days shall, in the computation thereof, exclude Saturdays, Sundays and legal holidays. Any reference in this Agreement to time periods of five (5) days or more shall, in computation thereof, include Saturdays, Sundays and legal holidays. If the last day of any such period is a Saturday, Sunday or legal holiday, the period shall be extended to 5:00 p.m. on the next full business day. The section headings in this Agreement are for convenience only and shall not affect the meaning, interpretation or scope of the provisions which follow them.

30. **Notice**. Except as provided in the Closing Section of this Agreement with respect to notices of the scheduled Closing Date, any notice required or permitted to be given in connection with this Agreement shall be in writing and sent by United States certified mail with return receipt requested, professional overnight courier or electronic transmission (with confirmation and copy by (1) certified mail, if Buyer's address is within the United States or (2) overnight professional courier, if to a Buyer whose address is outside of the United States) to Buyer or Seller at the addresses on Page 1 of this Agreement (unless Seller has received written notice from Buyer of any change therein prior to the date such notice is given), and additionally to Seller by hand delivery at Seller's sales office. All notices shall only be effective upon receipt or refusal to accept receipt (by failure to accept delivery or otherwise).

31. **Waiver**. Seller's waiver of any of its rights or remedies shall not operate to waive any other of Seller's rights or remedies or to prevent Seller from enforcing the waived right or remedy in another instance.

32. **Survival**. Buyer and Seller specifically agree that notwithstanding anything to the contrary, the rights and obligations as set forth

in all provisions and disclaimers in this Agreement shall survive (1) the Closing of the purchase of the Property; (2) the termination of this Agreement by either party; or (3) the default of this Agreement by either party, unless expressly stated otherwise.

33. **Incorporation and Severability**. The explanations and disclaimers set forth in the Documents are incorporated into this Agreement. In the event that any clause or provision of this Agreement shall be void or unenforceable, such clause or provision shall be deemed deleted so that the balance of this Agreement is enforceable.

34. **Governing Law**. Any disputes that develop under this Agreement or questions regarding the interpretation of this Agreement will be settled according to the law of the state where the Property is located to the extent federal law is not applicable.

35. **Entire Agreement**. BUYER CERTIFIES THAT BUYER HAS READ EVERY PROVISION OF THIS AGREEMENT, WHICH INCLUDES EACH RIDER AND ADDENDUM ATTACHED HERETO AND THAT THIS AGREEMENT, TOGETHER WITH EACH SUCH RIDER AND ADDENDUM, CONSTITUTES THE ENTIRE AGREEMENT BETWEEN BUYER AND SELLER. PRIOR AGREEMENTS, REPRESENTATIONS, UNDERSTANDINGS, AND ORAL STATEMENTS NOT REFLECTED IN THIS AGREEMENT HAVE NO EFFECT AND ARE NOT BINDING ON SELLER. BUYER ACKNOWLEDGES THAT BUYER HAS NOT RELIED ON ANY REPRESENTATIONS, NEWSPAPERS, RADIO OR TELEVISION ADVERTISEMENTS, WARRANTIES, STATEMENTS, OR ESTIMATES OF ANY NATURE WHATSOEVER, WHETHER WRITTEN OR ORAL, MADE BY SELLER, SALES PERSONS, AGENTS, OFFICERS, EMPLOYEES, CO-OPERATING BROKERS (IF ANY) OR OTHERWISE EXCEPT AS HEREIN SPECIFICALLY REPRESENTED. BUYER HAS BASED HIS/HER/THEIR DECISION TO PURCHASE THE PROPERTY ON PERSONAL INVESTIGATION, OBSERVATION AND THE DOCUMENTS.

36. **Modification**. This Agreement is the entire agreement for the sale and purchase of the Property and once it is signed by both Buyer and a Division Agent or Officer of Seller, it can only be amended by a written agreement signed by both Buyer and Seller.

37. **Additional Changes**. Notwithstanding Section 35 and 36 of this Agreement, Buyer agrees that it may be necessary (at any time and from time to time) after Buyer executes this Agreement for Seller, and/or the developer or declarant under the Documents, to change the terms and provisions of this Agreement and/or the Documents to comply with and conform to the rules and regulations (as same may exist and as same may be promulgated from time to time) of any governmental agency, subdivision or authority or court of competent jurisdiction and Buyer consents to all such changes. Notwithstanding Section 35 and 36 of this Agreement, Seller, and/or the developer or declarant under the Documents, shall have the right to amend all Documents for development or other purposes, and Buyer consents to all such amendments.

38. **Inducement**. Buyer acknowledges that the sole inducement to close on the purchase of the Property is the Property itself and not (1) the common facilities comprising part of the Community, if any, or (2) any expectation that the Property will increase in value.

39. **Reservation of Easement**. For the purpose of completing the construction and servicing of the Property and Community, Seller hereby reserves an easement of ingress and egress for itself and its successors and assigns, and each of their respective agents, employees, materialmen and subcontractors, over, under and upon the Property for a period of one (1) year after Closing. Seller shall provide reasonable notice to Buyer before exercising easement rights granted herein.

40. **Riders and Addenda**. This Agreement consists of 12 pages and the following Riders and Addenda, which are attached hereto and by this reference made a part of this Agreement:

Check ([X]) all that apply:

[X] Rider B (Las Vegas Division)	[X] Acknowledgement of Receipt of Nevada Revised Statutes
[X] Master Disclosure and Information Addendum	[ ] Confirmation Regarding Real Estate Agency Relationship
[X] Affiliated Business Arrangements Disclosure Statement	[X] Duties Owed by a Nevada Real Estate Licensee
[ ] Addendum for Natural and Manmade Products	[ ] Expansive Soils Disclosure
[ ] Approved Lender Addendum	[X] Gaming Enterprise District Disclosure NRS 113.080
[ ] Cooperating Broker Agreement	[ ] Realtor License Verification
[ ] Down Payment Assistance Addendum	[ ] Request for Special Title & Loan Document Signing Information
[X] Election Form Addendum	[X] Soil Report Disclosure
[ ] FHA/VA Addendum	[ ] Walk The Land Addendum
[X] Indoor Environmental Quality Disclosure Addendum	[X] Waiver of Notice in Accordance With NRS 113.080(3)
[X] Insulation Addendum	[X] Zoning Disclosure NRS 113.070
[X] Purchase Price and Payment Addendum	[X] Privacy Policy Notice Addendum
[ ] Sales Incentive Addendum	[ ] ______________________

*On 04/20/2026 Seller provided to Purchaser/Buyer an Affiliated Business Arrangement Disclosure Statement ("**ABAD**") that sets forth Seller's business relationships with affiliated settlement service providers, including but not limited to, Lennar Mortgage, LLC, Lennar Title, Inc., Lennar Insurance Agency, LLC and their respective types of charges and range of charges; Buyer acknowledges and confirms receipt of the previously delivered ABAD on 04/20/2026.

41. **Offer to Purchase/Effective Date**. This Agreement, when executed by Buyer and delivered to Seller, together with the Initial

Deposit specified hereunder, shall constitute an offer by Buyer to purchase the Property in accordance with the terms and conditions provided herein, and shall not be binding upon Seller until such time as a Division Agent or Officer of Seller has executed this Agreement. The date of such acceptance is the "**Effective Date**" of this Agreement. In the event Buyer's offer is not accepted by Seller, all paid Deposits made by Buyer to Seller to date shall be returned to Buyer, and Buyer's offer shall be deemed withdrawn.

42. **Buyers Right of Cancellation**. Nevada Revised Statutes 116.4108 applies to this Agreement. Pursuant to NRS 116.4108, **unless Buyer has personally inspected the Property**, Buyer may cancel this Agreement by written notice to Seller until midnight of the fifth calendar day following the date of execution of this Agreement. The written notice of cancellation must be delivered personally to the Seller or sent by prepaid United States mail to the business address of the Seller. Upon timely receipt of Buyers written notice of cancellation, Seller shall return all payments made by the Buyer within 15 days after receipt of such notice of cancellation.

43. **Counterparts and Signatures**. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Agreement to the other party.

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THE INITIAL DEPOSIT HAS BEEN RECEIVED BY SELLER SUBJECT TO CLEARANCE.

SELLER: Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar

Signed by:
Kaylan Upton
F87080517CF445E...

New Home Consultant Kaylan Upton

Date: 4/24/2026

THIS AGREEMENT IS NOT BINDING ON SELLER UNTIL ACCEPTED BELOW BY AN AUTHORIZED REPRESENTATIVE OF SELLER.

SELLER:
Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar
a

Signed by:
By Kaylan Upton
F87080517CF445E...

Title: Authorized Representative Kaylan Upton

Date Signed by Seller: 4/24/2026

Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC

Date 4/22/2026

Buyer -

Date

Buyer -

Date

Buyer -

Date

RIDER B
(LAS VEGAS DIVISION)

THIS RIDER B (this "**Rider B**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") entered into as of the twenty-second day of April, 2026, between Arrived Fund Manager, LLC ("**Buyer**") and Seller, as defined in the Agreement, respecting Lot 0009 of Block ______ of Centennial Point Subdivision/Plat in the community known as Centennial Point (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Rider B to the Agreement shall be deemed to include references to this Rider B and to any other rider and addenda attached to the Agreement, which are hereby incorporated by this reference. In addition to those terms, the following terms shall have the meanings set forth below:

"**Closing Date Notice Period**" shall mean at least ten (10) days prior to the Closing Date.

"**Mortgage Contingency Period**" shall mean (i) thirty (30) days from the Effective Date of the Agreement, or (ii) sixty (60) days from the date of Seller's notice to reapply for mortgage financing.

2. **Mortgage Contingency**. Notwithstanding any provision in the Agreement to the contrary, if Buyer is applying for a loan in excess of eighty percent (80%) of the Total Purchase Price, and the Property is not being acquired as a primary residence, Buyer agrees to accept a loan equal to eighty percent (80%) of the Total Purchase Price if the institutional lender considering Buyer's loan application will not approve a loan in excess of eighty percent (80%) of the Total Purchase Price. Unless Buyer shall have notified Seller otherwise in writing within the Mortgage Contingency Period, Buyer shall be conclusively presumed to have obtained the loan commitment or agreed to purchase the Property without mortgage financing. If Buyer does timely notify Seller within the Mortgage Contingency Period that he/she failed to obtain a loan commitment, Seller may require Buyer to immediately reapply for a mortgage loan with another lending institution designated by Seller. If Buyer then fails to obtain a loan commitment within the second Mortgage Contingency Period, either Buyer or Seller shall have the right to terminate the Agreement whereupon the Deposit shall be returned to Buyer. Notwithstanding the foregoing, Seller shall refund the Deposit to Buyer, less the sum of One Hundred Twenty-Five Dollars ($125.00), to cover Seller's expenses related to denial of Buyer by a Lender. The parties shall be released from all liability under the Agreement upon the execution of a Cancellation and Release Agreement without any further acts by either party.

3. **Deposit**. All payments made by Buyer to Seller with respect to the Total Purchase Price (including but not limited to the Deposit and the Advanced Payments) shall be paid to Seller for such purposes as Seller shall determine, and Seller shall not be required to maintain the payments in an escrow or trust account. Buyer shall have no right to interest upon the payments. If and to the extent such payments are deposited in any interest bearing account, then any interest on such payments shall inure to the benefit of Seller. At the time of Closing, the amount of the payments shall be credited to Buyer against the Total Purchase Price.

PROSPECTIVE BUYERS ARE ADVISED THAT EARNEST MONEY DEPOSITS, DOWN PAYMENTS, AND OTHER ADVANCED MONEY WILL NOT BE PLACED IN A NEUTRAL ESCROW. THIS MONEY WILL BE PAID DIRECTLY TO SELLER AND MAY BE USED BY SELLER. THIS MEANS BUYER ASSUMES A RISK OF LOSING THE MONEY IF SELLER IS UNABLE OR UNWILLING TO PERFORM UNDER THE TERMS OF THE AGREEMENT.

Buyer's Initials ____ Initial JHS __ __________

4. **Return of Deposit**. In the event the Agreement is cancelled for any reason other than Seller's default, the Buyer shall be required to execute and return a release form provided by the Seller prior to return of the Deposit, as subject to the terms of the Agreement. Buyer acknowledges and agrees that, in the event of return of Deposit, such return of the Deposit monies will be via check. Seller will not accept checks from any bank account other than an account in the name of the person or persons on the Agreement.

5. **Homesite Transfer Fee**. In the event that Buyer and Seller agree to enter into a new Purchase and Sale Agreement in regard to a different homesite and agree to cancel the Agreement, then such new Purchase and Sale Agreement shall require Buyer to pay Seller a transfer fee in the amount of Seven Hundred Fifty Dollars ($750.00) ("**Transfer Fee**"). Buyer hereby agrees to pay such Transfer Fee to Seller outside of escrow upon Buyer's execution of such new Purchase and Sale Agreement. Buyer understands that such Transfer Fee shall not be a part of the Deposit and the Transfer Fee shall be non-refundable.

6. **Closing Costs**. BUYER UNDERSTANDS AND AGREES THAT IN ADDITION TO THE TOTAL CASH TO CLOSE (WHICH AMOUNT IS SPECIFIED IN SECTION 2 OF THE AGREEMENT AND THE PURCHASE PRICE AND PAYMENT ADDENDUM), BUYER SHALL PAY CERTAIN OTHER FEES AND CLOSING COSTS, IF ANY, AT CLOSING (LISTED BELOW). IN CONNECTION THEREWITH, WITHOUT LIMITATION, THE ITEMS LISTED BELOW WILL COLLECTIVELY BE REFERRED TO AS "**CLOSING COSTS**". NOTWITHSTANDING ANYTHING IN THE AGREEMENT TO THE CONTRARY, IN THE CASE OF AN FHA/VA OR FANNIE MAE LOAN, BUYER SHALL NOT PAY FOR ANY COSTS PROHIBITED BY HUD (FHA), VA OR FANNIE MAE REGULATIONS. ALL REFERENCES TO "PRO RATA SHARES" WILL BE DEEMED A TIME PRO RATION, BASED ON THE DATE OF CLOSING, WITH BUYER PAYING AMOUNTS ACCRUED ON AND AFTER THE DATE OF CLOSING. The Closing Costs include, without limitation:

6.1 The premium for a policy of mortgagees' title insurance, any real property transfer taxes in connection with the transfer of the Property, and the cost to record the Deed. Should the settlement charges that VA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Seller at its sole discretion may terminate the Agreement and refund Buyer's earnest money. Should the settlement charges that FHA does not allow Buyer to pay exceed the amount, if any, to be paid by Seller, Buyer may either pay the additional settlement charges or the interest rate on the loan will increase to an interest rate attainable with the settlement charges to be paid by Seller. In the event that Buyer decides to lock in the interest rate and points prior to closing, Buyer agrees to pay the difference between the market rate and the lock-in rate as of the date that the loan rate is locked.

6.2 Customary closing costs of a Buyer of a single family residence, including but not limited to items such as loan fees, loan closing costs and all other related sums, attorneys' fees, escrows for taxes and insurance, recording fees, documentary stamp taxes on the note, intangible taxes, credit reports and PMI insurance, if applicable, charged by the Lender or otherwise customary for a Buyer at Closing. The Buyer shall pay the ALTA Basic Residential Owners Title Policy premium amount at the close of escrow. The Buyer shall also be responsible for any additional premium amounts in association with any endorsements requested by Buyer and any Extended ALTA Homeowners Title Policy. Also, Buyer shall pay any and all costs of any survey.

6.3 Document preparation fee, delivery charges, one-half (1/2) of the Closing fee and any other Closing expenses of Buyer.

6.4 All additional costs respecting the Property imposed by any governmental authority.

6.5 The cost of any obligations Buyer incurs not provided for in the Agreement.

6.6 The cost of a survey of the Property.

6.7 Certified governmental liens (liens which can be paid pursuant to written notice), if any, shall be assumed and paid by Seller, pending governmental improvement liens shall be paid and assumed by Buyer.

6.8 A pro rata share of County interim service fees, if any.

6.9 A pro rata share of waste fees.

6.10 A pro rata share of utility deposits and capacity fees (water and/or sewer) for the Property prepaid by Seller.

6.11 Any other expenses of an owner of the Property provided for or referenced in the Documents.

6.12 Amounts reflected in the Master Disclosure and Information Addendum to the Purchase and Sale Agreement, if any, attached hereto and incorporated herein.

6.13 Current expenses of the Property (for example: taxes, special assessments and current monthly assessments to one or more homeowner's associations) will be adjusted between Seller and Buyer as of the Closing date. Buyer shall reimburse Seller for any prepaid expenses of the Property such as utility deposits, insurance premiums, local interim service fees, cable fees, assessments and capital contributions made to one or more homeowners' associations, paid by Seller in advance and/or for the month in which the Closing date occurs.

6.14 If real estate taxes for the year in which the Closing date occurs are assessed in the aggregate on the real estate comprising the portion of the Community (including the Property) rather than on a homesite-by-homesite basis, Seller will pay such taxes in full when due, but Buyer will reimburse Seller at the Closing for Buyer's pro rata share of such taxes from the Closing date (if such taxes are then known) or the Property's allocable share (so prorated) of Seller's estimate of those taxes (if such taxes are not then known), subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual tax bill is known. If taxes for the year in which the Closing date occurs are assessed on a homesite-by-homesite basis but such taxes are not due on the Closing date, Buyer will be responsible for paying such tax bill in full when due but Seller will reimburse Buyer at the Closing for Seller's pro rata share of such taxes (if the taxes are then known) or Seller's estimate of those taxes (if such taxes are not then known) through the Closing date, subject to readjustment at either the request of Seller or Buyer within six (6) months from when the actual bill is known. If the Closing takes place after Seller has paid the taxes for the year in which the Closing date occurs, Buyer will reimburse Seller at the Closing for Buyer's pro rata share of those taxes from and after the Closing date.

6.15 The cost of any modifications or changes which are incurred by Seller as a result of changes in building codes, governmental rules, regulations or requirements, or the enforcement of any of the same, after the Effective Date of the Agreement, shall be paid by Buyer at the time of Closing.

7. **Additional Financing and Closing Costs Disclosures**.

7.1 Financing. Buyer and Seller agree this Purchase ___ is _X_ is not contingent upon Buyer obtaining a Loan Commitment for financing secured by the Property. As used herein the term "**Loan Commitment**" shall mean the written approval by a loan underwriter (not a loan broker) agreeing to provide funds necessary for Closing. Should this purchase be contingent upon such financing, Buyer will immediately,

but not later than five (5) days after Seller's acceptance, make full and complete application to obtain financing. Buyer may use any lender of Buyer's choice. If this purchase is contingent on financing, Seller requires, for its own purposes, a preliminary assessment of Buyer's ability to qualify for a mortgage loan to purchase the Property. Buyer understands that before Seller signs this Agreement, Buyer must obtain and provide to Seller a preliminary assessment qualification from Lennar Mortgage (an affiliate of Seller) or another qualified institutional mortgage lender. If Buyer chooses to obtain financing through a lender other than Lennar Mortgage, Buyer agrees to provide Seller with the name and address and phone number of such lender, the loan officer and loan processor, all within the same five (5) day period. Buyer hereby authorizes such other lender to provide Seller with a copy of Buyer's loan application documents and all information regarding the status of the loan upon Seller's request. Buyer agrees in good faith to take all steps required for the processing of the loan application and to promptly sign all documents and do all acts required by lender. Buyer agrees that after submitting a loan application for loan approval, Buyer will not take any action intended to impair Buyer's credit. The terms and conditions of the loan are a matter of concern solely between Buyer and lender and shall not in any way affect the rights or obligations of Buyer or Seller hereunder. Should Buyer receive loan approval, but thereafter, through no fault of Seller, but through Buyer's voluntary or willful actions, fail to timely close escrow, Buyer shall be in default of the Agreement. **Buyer understands the interest rate for the loan will be at the prevailing rate of the lender when the loan is funded or such other rate as Buyer and lender may jointly determine.**

Buyer's Initials ____ Initial JTMS _ __________

7.2 If Buyer desires to employ an attorney to represent Buyer, then Buyer may do so at Buyer's expense.

7.3 Although Seller may make available to Buyer the name of one or more lenders or information about one or more available financing alternatives, Buyer agrees that the choice of a lender and loan is Buyer's sole decision, and Seller has not made any promises or representations concerning the likelihood of Buyer obtaining the loan, the terms and conditions of such loan or the interest rate or fees associated with such loan.

7.4 BUYER IS HEREBY ADVISED BY SELLER THAT INTEREST RATES, LOAN FEES, AND OTHER LOAN CONDITIONS ARE NOT GUARANTEED, FIXED OR ESTABLISHED (AND SELLER MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO SUCH ITEMS) AND ARE SUBJECT TO CHANGE BY ANY LENDER. SELLER DOES NOT WARRANT OR GUARANTEE THAT COMPLETION OF THE IMPROVEMENTS OR LOAN FUNDING CAN BE ACHIEVED WITHIN LOAN LOCK PERIODS, IF ANY, REGARDLESS OF WHETHER SUCH LOCKS ARE PAID FOR BY SELLER OR BUYER.

7.5 Responsibility for obtaining the loan and for satisfying all conditions made by the Lender with regard to the loan shall rest solely with the Buyer.

8. **Mediation/Arbitration of Disputes**.

8.1 Specific Authorization for Arbitration. Paragraphs 16.1 through 16.10 of the Agreement set forth a mandatory procedure for resolving any Dispute, as defined by Paragraph 16.1, between the parties to the Agreement. This dispute-resolution procedure includes binding arbitration. Buyer acknowledges that he is aware of these arbitration provisions, has affirmatively agreed to these provisions, and freely provides his or her specific authorization for these provisions.

Buyer's Initials __ Initial JTMS ___ __________

8.2 NRS 40.600, *et. seq*. Nothing in Paragraphs 16.1 through 16.10 of the Agreement is meant to alter, contradict, or supersede the parties' rights and obligations under NRS 40.600 *et. seq.* ("**NRS 40**"). In the event of any conflict between the mandatory dispute-resolution procedures set forth in the Agreement and NRS 40, the parties agree that their obligations under the Agreement shall be construed in a way that allows the parties to maintain their rights and obligations under NRS 40 while proceeding to binding arbitration.

9. **Site and Substitutions**. If Buyer purchases any upgrades or options that include specific manufacturers, Seller will provide Buyer with notice of any change in manufacturer.

10. **Warranties**. Buyer understands and agrees that Seller is making only those express limited warranties set forth in the homeowner's warranty (the "**Limited Warranty**"). The Limited Warranty, incorporated herein, shall be delivered to Buyer at Closing and a copy of which is attached hereto. THE EXPRESS LIMITED WARRANTY AND REMEDIES PROVIDED BY SELLER CONSTITUTE THE EXCLUSIVE WARRANTY AND REMEDIES TO BE MADE AVAILABLE BY SELLER AND ARE IN PLACE OF ALL OTHER GUARANTIES OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY AND FITNESS, WHICH ARE HEREBY DISCLAIMED BY SELLER AND WAIVED BY BUYER. TO THE EXTENT OF ANY CONFLICT BETWEEN ANY PROVISION OF THE AGREEMENT RELATED TO WARRANTIES AND THE LIMITED WARRANTY, THE PROVISIONS OF THE LIMITED WARRANTY SHALL CONTROL.

11. **Lennar Account Application for Pre-Closing Information and Limited Warranty Service Requests**.

Warranty information for the Home is available to Buyer through (i) the Lennar Account Application (the "**Lennar App**"), which can be downloaded to a mobile device, such as a smartphone or tablet, from the Apple App Store (https://shorturl.at/9ljrM) or the Google Play Store (https://shorturl.at/Cy0zZ); and/or (ii) a web based version of the Lennar App that is accessible through a standard web browser (together with the Lennar App as the "**Digital Platform**"). Buyer agrees to download the Lennar App to a mobile device at the time of execution of the Agreement. The Lennar App can also be used to (i) track the progress of the construction of the Home; (ii) chat with customer care representatives; (iii) access educational checklists, maintenance tips and warranty guides for the Home; (iv) view homesite specific details such as homeowners' association information, floorplans and applicable utility services; and (v) if Buyer executes the Agreement digitally, access copies of the Purchase and Sale Agreement documents. Buyer agrees to use the Digital Platform to submit all warranty claims and to schedule warranty-related inspection(s) and repairs for the Home. If Buyer is unable to access the Digital Platform, Seller will provide Buyer with an alternate method for submission of warranty claims upon written request. Seller has the right to change the method of submitting and processing warranty requests in the future provided that any new methods will not unreasonably restrict Buyer's ability to submit a warranty claim. The provisions of this Section will survive Closing.

Buyer's Initials ___ JTMS ___ __________

12. **Documents**. Buyer acknowledges receipt of the Document Book for the Community containing many important documents regarding the Community, including but not limited to some of the documents of record affecting the Property and the Community (collectively, the "**Documents**"). The Document Book is hereby incorporated into the Agreement by this reference. The Document Book may be amended as deemed necessary by Seller in its sole and absolute discretion. Buyer agrees to take title to the Property subject to the Documents, to abide by and be bound by all of the terms and conditions of the Documents, and any amendments thereto. The Master Disclosure and Information Addendum to Purchase and Sale Agreement attached hereto sets forth additional information respecting lien rights and homeowners association's restrictions affecting the Property. In the event that the Agreement is terminated for any reason whatsoever, Buyer shall return the Document Book to Seller in the same condition originally received (ordinary wear and tear excepted). Buyer understands and agrees this Section shall survive the termination of the Agreement.

13. **Selections**. The first ten (10) business days after Seller's acceptance of the Agreement is referred to as the "**Selection Period**". If flooring has not already been selected by Seller, Buyer agrees to select, upon Seller's standard forms and at the location designated by Seller, all options for flooring. If Buyer fails to make the required selections within the Selection Period, Seller shall have the option to (i) declare Buyer in default hereunder, or (ii) charge Buyer the amount of $100 per day to compensate Seller for its additional administrative costs caused by Buyer's delay. Buyer shall have no right to change the choices after the Selection Period. Any changes, options, alterations and extras requested by Buyer, after the Selection Period will be at Seller's discretion and subject to current prices and availability. Any changes after the Selection Period will bear an administrative charge of $500 for each individual change to be paid by Buyer in addition to the cost of the change before the change is made. Buyer understands and agrees that any changes, alterations or extras requested by Buyer will likely delay the completion of the Home. Administrative charges will not be credited as earnest money at Closing or refunded to Buyer under any circumstances.

13.1 Appraisal Risks. Buyer acknowledges that the independent appraiser for the Loan (if any) may not value Buyer's selected options, extras, and upgrades ("**Options**") at the full price paid for such Options. The risk of such occurrence typically increases depending on the amount and type of Options selected. If the appraisal is lower than the amount being paid by Buyer, Seller will not reduce the price of such Options and Buyer may be required to pay more cash at Closing in order to meet the requirements of the Lender. Unless otherwise provided in the FHA/VA Addendum (if applicable), Seller will not reimburse the Deposit if Buyer is unable to close because the Property does not appraise at the value required by the Lender.

14. **Inspection of the Home**. BUYER SHALL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE PRIOR TO CLOSING ON A DATE AND TIME SCHEDULED BY SELLER (A "**NEW HOME ORIENTATION**," COMMONLY REFERRED TO AS A "**WALKTHROUGH**"). AT THAT TIME, IF ANY DEFECTIVE OR INCOMPLETE ITEMS ARE NOTED, BUYER SHALL PRESENT TO SELLER AN INSPECTION STATEMENT LISTING SAID ITEMS AND SIGNED BY BUYER. IF ANY ITEMS NOTED ARE ACTUALLY DEFECTIVE IN WORKMANSHIP OR MATERIALS IN SELLER'S OPINION (IN ACCORDANCE WITH CONSTRUCTION STANDARDS PREVALENT FOR A SIMILAR HOME IN THE COUNTY), SELLER WILL BE OBLIGATED TO CORRECT THOSE ITEMS AT SELLER'S COST. A SECOND INSPECTION OF THE HOME WILL BE CONDUCTED PRIOR TO CLOSING AT WHICH TIME BUYER WILL BE GIVEN AN OPPORTUNITY TO EXAMINE THE HOME WITH SELLER'S REPRESENTATIVE TO ACKNOWLEDGE THAT ITEMS LISTED ON THE INSPECTION STATEMENT PREPARED AFTER THE FIRST INSPECTION HAVE BEEN CORRECTED. ANY REMAINING ITEMS THAT SELLER HAS AGREED TO CORRECT WILL BE CORRECTED BY SELLER AT SELLER'S SOLE COST AND EXPENSE PRIOR TO CLOSING (OR AT SELLER'S OPTION WITHIN A REASONABLE TIME AFTER CLOSING), PROVIDED HOWEVER THAT SELLER'S OBLIGATION TO CORRECT WILL NOT BE A GROUND FOR DEFERRING THE CLOSING, NOR FOR ANY SETOFF, NOR FOR IMPOSING ANY CONDITION ON CLOSING AS LONG AS THE HOME IS HABITABLE. THE ISSUANCE OF A CERTIFICATE OF COMPLETION OR USE SHALL BE CONCLUSIVE EVIDENCE OF HABITABILITY. NO ESCROW OR HOLDBACK OF CLOSING FUNDS OR ANY CASH TO CLOSE SHALL BE PERMITTED. EXCEPT FOR WORK THAT CANNOT BE COMPLETED AT THAT TIME OF YEAR. IF A BUYER FAILS TO TAKE ADVANTAGE OF ANY PRE-CLOSING INSPECTION ON THE TIME AND DATE SCHEDULED BY SELLER, BUYER SHALL BE

DEEMED TO HAVE WAIVED THE RIGHT TO INSPECT THE HOME PRIOR TO CLOSING. FROM THE DATE SELLER PROVIDES NOTICE TO BUYER THAT THE HOME IS READY FOR A WALKTHROUGH INSPECTION, BUYER SHALL HAVE A PERIOD OF SEVENTY-TWO HOURS TO COMPLETE SUCH WALKTHROUGH. IN THE EVENT BUYER FAILS TO COMPLETE THE WALKTHROUGH WITHIN SUCH TIME FRAME, THE SAME SHALL BE TREATED AS A DEFAULT UNDER THE AGREEMENT.

15. **No Right to Enter**. Buyer acknowledges that all matters pertaining to the initial construction of the Property will be performed by Seller and Seller's representatives. Buyer acknowledges and agrees that for reasons of safety and to comply with liability and insurance requirements imposed upon Seller, neither Buyer nor any agent of Buyer shall, until after the Closing, be permitted to enter upon the Property without Seller's prior written approval and without being accompanied by Seller's representative. Any permitted personal inspections shall be made at times designated by Seller and upon written permission of Seller, and shall not be allowed under any condition prior to the formal inspection described above and only with Seller's representative. Buyer agrees not to give instructions to, interfere with or interrupt any workmen at the Property. Buyer may not order any work on the Property until after the Closing, other than options, upgrades and/or extras that Seller has agreed in writing to provide. Buyer recognizes that Seller is under no obligation to agree to provide options, extras and/or upgrades. Without limiting the applicability of this Section to all obligations, representations and covenants of Buyer hereunder, Buyer specifically acknowledges that any breach by Buyer of the terms and conditions contained within this Section shall be deemed to be a "material breach" and shall entitle Seller to declare the Agreement to be in default in accordance with the provisions of the Buyer's Default Section in the Agreement. Seller's failure to promptly take any action with respect to Buyer's breach of the terms and conditions contained herein shall not be deemed a waiver of any of Seller's rights or remedies hereunder. Whenever the Agreement shall require Seller to complete or substantially complete an item of construction, unless provided specifically to the contrary herein, such item shall be deemed complete or substantially complete when so completed, in the sole and unfettered opinion of Seller. Without limiting Seller's rights contained within the Site and Substitutions Section in the Agreement, should Seller fail to provide any item of construction required to be provided or any option, extra and/or upgrade, Buyer's sole remedy therefore will be to collect an amount from Seller equal to Seller's cost for such item and for Seller's cost of installation of such item had such item been installed at the appropriate time during construction. Without limiting Seller's rights and Buyer's obligations contained within this Section and elsewhere in the Agreement, should any warranted defects in workmanship or materials be discovered before or after the Closing, Buyer agrees that Buyer's sole remedy therefore is for Seller to, at Seller's sole and absolute discretion, either repair or replace the defective item. To the extent permitted by applicable law, Seller disclaims any liability for incidental or consequential damages that may arise from a defective item.

16. **Appointments to Visit Home Site. Buyer understands that they are to refrain from walking their home site and/or community without an authorized representative of Seller. Appointments are to be scheduled with a New Home Consultant during normal business hours, as appointments will not be accepted on weekends or holidays. All parties must first check in with a New Home Consultant, who will then accompany Buyer to the Home site. Pass Keys/Builder Keys are NEVER given out to a Buyer and/or their agent, subcontractor, etc. for any reason whatsoever. As set forth in the Agreement, to the extent permitted or not prohibited by applicable law, Buyer waives, releases and shall indemnify, defend and hold harmless Seller and the Indemnified Parties from and against any Claims made by Buyer, Buyer's family members or guests, as a direct or indirect result of any such unauthorized, unaccompanied entry onto the Property.**

17. **Sales Center Materials**. Buyer acknowledges any materials viewed in the Sales Center (lot fit analysis, plot plans, lot dimensions, etc.) are estimates only and are never guaranteed. Buyer acknowledges no representations have been made stating otherwise, either verbal or in writing, by Seller or Seller's authorized representatives. Buyer also acknowledges the Home purchased *may* be a "mirror image" of the model regardless of materials viewed in the Sales Center as described above.

18. **Investors**.

18.1 If the Buyer is an investor or purchasing as a secondary residence, a $20,000.00 non-refundable deposit will be required at time of Purchase.

18.2 If, after the Agreement is executed, it is discovered that the purchase is an investor or secondary residence, which was not revealed at time of purchase, Seller has the right to increase Buyer's deposit amount to $20,000.00 immediately. If Buyer does not remit the remaining amount of the $20,000.00 within 48 hours of request for additional funds, Seller has the right to cancel the Agreement and retain all monies.

18.3 Seller reserves the right to limit the number of investment/secondary home purchases in a sales release of homesites.

19. **Cooperation with Escrow Agent**. Buyer agrees to promptly provide escrow agent all information and documentation that either escrow agent or the title insurance company is required to obtain by law, including any requirements of the U.S. Department of the Treasury. Buyer's failure to cooperate with or provide information to the escrow agent or otherwise comply with U.S. Department of the Treasury requirements shall be a default.

Effective for real estate closings on or after March 1, 2026, U.S. Department of the Treasury's Financial Crimes Enforcement Network ("**FinCEN**") requires that certain residential real estate transactions purchased with all cash or without institutional lender financing, where at least one buyer/transferee is a legal entity or trust, the escrow agent must provide certain information about the transaction and the parties to FinCEN pursuant to Section 1010.821 of Chapter 31 of the Code of Federal Regulations ("**Real Estate Report**").

If this transaction requires a Real Estate Report, Buyer and Seller agree to fully cooperate and provide the necessary information to the escrow agent. Buyer must submit the required information and documentation to the escrow agent at least fifteen (15) calendar days prior to closing. Closing cannot occur until escrow agent is able to file the Real Estate Report, and Buyer's failure to timely provide such information and documentation shall be a default.

20. **Debit/Credit Card Deposit**. If Buyer makes the Initial Deposit using a credit or debit card ("**Card Deposit**"), Buyer will, upon Seller's request, provide the last 4-digits of the card to Seller and the title company conducting the Closing. At least one person that is a Buyer must be the cardholder. If the card deposit is a credit card deposit, it is subject to Seller's acceptance. Buyer must provide evidence to Buyer's lender no later than (10) business days prior to Closing that the credit card deposit has been paid off out of Buyer's own funds. Such evidence shall include, but is not limited to, credit card and bank statements.

21. **Deposit and Disbursement of Funds**. Buyer and Seller agree that that any funds received in escrow by Lennar Title shall be deposited with other escrow funds in general escrow accounts in a federally insured financial institution ("depositories"). As a result of Lennar Title maintaining its general escrow accounts with the depositories, Lennar Title may receive certain financial benefits such as an array of bank services, including interest on deposit balances, accommodations, loans or other business benefits from the depositories ("**collateral benefits**"). All collateral benefits shall accrue to the sole benefit of Lennar Title and Lennar Title shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits. Buyer and Seller hereby consent to the collateral benefits accruing to Lennar Title and confirm that they agree to the transfer of accrued interest (only) from Lennar Title's escrow account to another acceptable account per state law. Any such collateral benefits shall be deemed additional compensation earned by Lennar Title for its services as escrow holder and will not affect any deposit or funds of the Buyer or Seller.

22. **Further Actions**. Buyer and Seller will execute all instructions and documents required to correct any clerical errors or to effectuate the purchase and sale contemplated by this Agreement.

23. **Buyer Releases Seller from Damages Caused by Buyer Improvements and Alterations**. Before Buyer installs any post-closing improvements to or on the Homesite including, but not limited to, pools, spas, planters, sidewalks, decks, patios, patio covers, room additions, sprinklers, landscaping, and other alterations (collectively "**Buyer Improvements**"), Buyer agrees to retain all appropriate professional consultants including a licensed architect and a civil, soil or structural engineer ("**Buyer Improvement Experts**") and to design and construct the Buyer Improvements in accordance with such experts' advice and specifications as well as all local building codes and processes. The Homesite was designed and constructed to support the residence and any Homesite improvements delivered with the residence (collectively, "**Seller Delivered Improvements**"), with the expectation that Buyer will consult such Buyer Improvement Experts before designing or constructing any Buyer Improvements. Even if Buyer takes such steps, Buyer should expect that Buyer Improvements may be damaged or cause damages to the Homesite and Seller Delivered Improvements, and may cause issues such as subsidence, earth movement, foundation cracks and failure, slab/foundation tilt, deflection, erosion, improper drainage, lateral fill extension, slope creep, corrosion, spalling, efflorescence, and water intrusion which can cause major damages to the Buyer Improvements, Seller Delivered Improvements, and Homesite.

Buyer assumes all risks relating to Buyer Improvements and releases and waives all deficiencies, losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, awards, suits, costs or disbursements of any kind or nature whatsoever, including attorneys' fees and expenses ("**Claims**") against Seller and its affiliates, and the officers, directors, employees, contractors, consultants and agents of each of them ("**Released Parties**") arising from or in any way related to Buyer Improvements, including Claims for bodily injury, death, property damage, economic loss, and diminution in value including Claims that may not be anticipated at this time. To the extent such damages to the Seller Delivered Improvements or Homesite arise out of or relate to Buyer Improvements, any express warranties provided by Seller on the damaged components are void and released by Buyer unless such warranties are required by law and are not permitted to be modified or released.

24. **Counterparts**. This Rider B shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Rider B electronically to the other party.

25. **Conflicts**. In the event of any conflict between this Rider B and the Agreement, this Rider B shall control. In all other respects, the Agreement shall remain in full force and effect.

26. **Entire Agreement**. The Agreement, together with this Rider B and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Rider B or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by: Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 4/22/2026

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER: Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar
a

Signed by: Kaylan Upton
F87080517CF445E...

Authorized Agent of Seller Kaylan Upton
Date Signed by Seller: 4/24/2026

PURCHASE PRICE AND PAYMENT ADDENDUM
Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar

Buyer Name: Arrived Fund Manager, LLC
Date of Agreement: 04/22/2026

Community: Centennial Point | Lot/Block: 0009 /
Address: 2650 MARLETTE AVE North Las Vegas NV 89086
Plan/Elevation: Skyland / C | Garage Orientation: Left [X] Right [ ]
Phase/Section: / | Job #: 32671510009
Started (Y/N): Y | Stage: 12
Estimated Start Date: 06/26/2025 | Estimated Closing Date: 05/22/2026
Agreement Type: [X] Standard [ ] Home to Sell [ ] Miscellaneous contingencies [ ] Owns current residence
Select One: [X] New Agreement [ ] Transfer [ ] Revised Agreement -- Revision #:

BUYER INFORMATION

Buyer: Arrived Fund Manager, LLC
Buyer Existing Address: 1700 Westlake Ave N Ste 200 Seattle WA / US 98109
Home Phone: | Office Phone:
Other Phone: (800) [redacted]
Email: acquisitions@arrived.com
Employer: | Years/Months: /
Co-Buyer:
Home Phone: | Cellular Phone:
Non-Purchasing Spouse:
Home Phone: | Cellular Phone:

PURCHASE PRICE AND PAYMENTS

PURCHASE PRICE:

Base Purchase Price:........	$ 491,990.00
Add: Homesite Premium:........	$ 2,000.00
Add: Options, Upgrades and Extras per Change Order Summary:........	$ 20,037.00
Total Purchase Price:........	$ 514,027.00

PAYMENTS:

Initial Deposit ....Check#/Credit Card:	$ 10,000.00
Upgrade Deposit .... Check#	$ .00
Additional Deposit	
DUE Received Check#	$ .00
DUE Received Check#	$ .00
Advanced Deposit	
DUE Received Check#	$ .00

Amount to be financed or paid by (i) wire transfer of immedately available funds or (ii) cashier's check (subject to collection) at closing (approximate)
(Total Purchase Price less Total Payments and exclude FHA, MIP, VA, funding fee, PMI, closing costs, pre-paids, homeowner insurance, prorated expenses, Builder's Fee, and HOA fees.)

Initial JHS Initial ______........ $ 504,027.00
Buyer Buyer

FINANCING AND BROKER INFORMATION

Select One: [X] Cash [ ] Conventional [ ] FHA [ ] VA [ ] USDA [ ] Other

Lender: Cash Phone #:

Broker Participation? [X] Yes [ ] No

Agent/Company: Matthew Doughty / Marketplace Homes

Street Address: 3753 Howard Hughes Pkwy Ste 200-1157

City, State Zip: Las Vegas, NV 78169

Phone: (800) [redacted] Email: [redacted]

Broker Tax ID#: Broker Commission: $ 15,420.81

Defined Terms. All initially capitalized terms not defined herein shall have the meanings set forth in the Purchase and Sale Agreement between Buyer and Seller dated as of the twenty-second day of April, 2026 (the "**Agreement**"), and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

Counterparts. This Addendum shall be validly executed when signed in counterpart; a complete set of which shall form a single document. Signatures may be given via electronic transmission and shall be deemed original and given as of the date and time of the transmission of this Addendum electronically to the other party.

Conflicts. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

Entire Agreement. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 4/22/2026

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar
a

Signed by:
Kaylan Upton
F87080517CF445E...

Authorized Representative of Seller Kaylan Upton
Date 4/24/2026

PRIVATE THIRD PARTY HOME INSPECTOR ADDENDUM

THIS PRIVATE THIRD PARTY HOME INSPECTOR ADDENDUM (this "**Addendum**") is executed in conjunction with and, by this reference, incorporated into the Purchase and Sale Agreement (the "**Agreement**") dated as of the twenty-second day of April, 2026, between Arrived Fund Manager, LLC (collectively, "**Buyer**") and Seller, as defined in the Agreement, respecting Lot0009 of Block ______, of Centennial Point Subdivision/Plat in the community known as Centennial Point (the "**Community**").

1. **Defined Terms**. All initially capitalized terms not defined herein shall have the meanings set forth in the Agreement, and all references in this Addendum to the Agreement shall be deemed to include references to this Addendum and to any other addenda and riders attached to the Agreement, which are hereby incorporated by this reference.

2. **Request for Private Home Inspection**. Seller welcomes the opportunity to further validate the level of quality in our homes by the use of a privately employed "**Home Inspector**." In the event Buyer chooses to utilize a Home Inspector, Buyer shall contact the Lennar Homebuyer Concierge to schedule an appointment and provide documentation of insurance required by Attachment 1 for review and approval by Seller.

3. **Scheduling and Completion of Home Inspection; Request for Reports; No Obligation to Repair**. After approval of the required documentation by Seller, the Home Inspector must make an appointment for the inspection with the Homebuyer Concierge. Seller will determine in its sole discretion when the Home may be inspected. The inspection needs to be completed no later than seven (7) days prior to the New Home Orientation described in the Agreement. Upon Seller's request, any report or list prepared or created by your Home Inspector shall be given to Lennar's Homebuyer Concierge prior to the New Home Orientation. Seller will determine in its sole discretion whether changes or repairs recommended by the Home Inspector are necessary. Please see your warranty manual for a detailed description of the construction standards for the Home.

4. **No Destructive Testing; Other Restrictions**. No destructive testing (e.g., cutting drywall, removing roofing material) will be permitted, and Home Inspector will not be allowed access to attic or roof nor to attend the homeowner inspection and orientation provided for in the Agreement.

5. **Buyer Responsible for Damages**. Buyer is responsible for all loss or damage to persons or property caused by Home Inspector, and will indemnify, defend and hold Seller, its officers, directors, shareholders, employees and agents harmless for, from and against all such loss or damage, including without limitation attorneys' fees, costs and expenses, arising out of Home Inspector's presence at the Community and Home. This defense, indemnification, and hold harmless extends to the fullest extent permitted by law.

6. **Counterparts**. This Addendum may be executed in counterparts, a complete set of which shall form a single Addendum. Signatures may be given via electronic transmission and shall be deemed given as of the date and time of the transmission of this Addendum to the other party.

7. **Conflicts**. In the event of any conflict between this Addendum and the Agreement, this Addendum shall control. In all other respects, the Agreement shall remain in full force and effect.

8. **Entire Agreement**. The Agreement, together with this Addendum and any other addenda and riders to the Agreement, contains the entire agreement between Buyer and Seller concerning the matters set forth herein. No addition or modification of this Addendum or the Agreement shall be effective unless set forth in writing and signed by Buyer and an authorized representative of Seller.

Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Buyer - Arrived Fund Manager, LLC
Date 4/22/2026

Buyer -
Date

Buyer -
Date

Buyer -
Date

SELLER:
Greystone Nevada, LLC, a Delaware limited liability company, dba Lennar
a

By
Signed by:
Kaylan Upton
F87080517CF445E...

Title: Authorized Representative
Kaylan Upton

Date Signed by Seller: 4/24/2026

Options Summary

Current Stage No.: 12

PURCHASER(S): Jeff Talbert, , ,
COMMUNITY: Centennial Point
PHASE/SECTION: 51/

LOT: 0009 **PLANNAME:** Skyland
ADDRESS: 2650 MARLETTE AVE, North Las Vegas NV 89086

BLOCK: GROUP: 32671510009
PLAN/ELEVATION/GAR: 2270/C/L

Total: $20,037

#	Add Date	Del Date	Add/Del	Chg Order	Code	Option Description	Price	Qty	Total ($)
					Cabinetry				
1	07/31/2025		ADD Amber Davis HS	2	3-CABSTD.3267151.2270	CAB - KITCHEN STANDARD WHITE	0	1	0
					Custom				
2	08/23/2025		ADD Madisyn Kuntz HS	3	FLR0009	FLOORING ORDER: Homesite 9 SC Agreement 8068-92665	16602	1	16602
					Doors				
3	08/23/2025		ADD Madisyn Kuntz HS	3	FLC2270.3267151.2270	FLOORING TAKE OFF CREDIT Plan 2270	0	1	0
					Exterior Paint				
4	06/02/2025		ADD Amber Davis HS	1	1-EXT210.3267151.2270	EXTERIOR COLOR SCHEME Preference: EXTERIOR COLOR SCHEMES Choice: Exterior Scheme 08	0	1	0
					Flooring				
5	08/23/2025		ADD Madisyn Kuntz HS	3	AADCF.3267151.2270	Studio Chateau Fee	0	1	0
					Granite				
6	07/31/2025		ADD Amber Davis HS	2	5-QTZ111.3267151.2270	STANDARD QUARTZ @ KITCHEN MSI ICED WHITE	0	1	0
					NONE				
7	06/02/2025		ADD Amber Davis HS	1	13611B.3267151.2270	TOP LOAD WASHER/DRYER WHITE	2200	1	2200
8	06/02/2025		ADD Amber Davis HS	1	BLINDS.3267151.2270	2" WHITE FAUX WOOD BLINDS	1235	1	1235

Any non-standard (custom) options shall be paid in full in advance (cash or check). This money is non-refundable. The signature of the New Home Consultant/Designer does not constitute acceptance of these changes by the Seller. These changes shall not be binding until executed by an Authorized Agent of the Seller. The stage of construction of the home may preclude approval of these changes by Seller.

Base Price:	$491,990
Homesite Premium:	$2,000
Total Options:	$20,037
Total:	$514,027

Buyer Initial JT/TS Buyer _________

Options Summary

3
Current Stage No.: 12

PURCHASER(S): Jeff Talbert, , ,
COMMUNITY: Centennial Point
PHASE/SECTION: 51/

LOT: 0009 **PLANNAME:** Skyland
ADDRESS: 2650 MARLETTE AVE, North Las Vegas NV 89086

BLOCK: GROUP: 32671510009
PLAN/ELEVATION/GAR: 2270/C/L

Total: $20,037

#	Add Date	Del Date	Add/Del	Chg Order	Code	Option Description	Price	Qty	Total ($)

AGREED:

Signed by:
Jeff Talbert, Authorized Signor 4/22/2026
9C4E8A97A361401...
PURCHASER - Jeff Talbert **DATE**

PURCHASER - **DATE**

PURCHASER - **DATE**

PURCHASER - **DATE**

NEW HOME CONSULTANT/DESIGNER **DATE**

CONSTRUCTION APPROVAL **DATE**

SALES APPROVAL **DATE**

CONSTRUCTION PRINTED NAME

FINAL APPROVAL - SELLER:

Signed by:
BY: Kaylan Upton 4/24/2026
F87080517CF445E...
SELLER'S AUTHORIZED REPRESENTATIVE Kaylan Upton **DATE**

docusign

Certificate Of Completion

Envelope Id: B033B9F3-575C-8832-8313-462C558A43E4

Status: Completed

Subject: Contract Documents for Jeff Talbert, Authorized Signor - NEV - 32671510009 - Centennial Point

Source Envelope:

Document Pages: 181
Certificate Pages: 6
AutoNav: Enabled
EnvelopeId Stamping: Enabled
Time Zone: (UTC-08:00) Pacific Time (US & Canada)

Signatures: 69
Initials: 38

Envelope Originator:
Lennar Corporation
5505 Waterford District Drive, Suite 502
Miami, FL 33126
[redacted]
IP Address: 158.101.19.24

Record Tracking

Status: Original
4/22/2026 11:09:14 AM

Holder: Lennar Corporation
[redacted]

Location: DocuSign

Signer Events | Signature | Timestamp

Matthew Doughty
[redacted]
Security Level: Email, Account Authentication (Optional), Access Code, Logged in


DocuSigned by:
DE98CE2D61FE436...

Signature Adoption: Drawn on Device
Using IP Address: 70.170.225.21
Signed using mobile

Sent: 4/22/2026 11:09:18 AM
Viewed: 4/22/2026 12:16:24 PM
Signed: 4/22/2026 1:50:38 PM

Electronic Record and Signature Disclosure:
Accepted: 4/22/2026 12:16:24 PM
ID: 985b929b-b2ba-40c1-bd76-4706f08daba3

Jeff Talbert, Authorized Signor
[redacted]
Security Level: Email, Account Authentication (Optional), Access Code


Signed by:
Jeff Talbert, Authorized Signor
9C4E8A97A361401...

Signature Adoption: Pre-selected Style
Using IP Address: 97.181.213.171

Sent: 4/22/2026 11:09:18 AM
Viewed: 4/22/2026 8:39:21 PM
Signed: 4/22/2026 8:43:09 PM

Electronic Record and Signature Disclosure:
Accepted: 4/22/2026 8:39:21 PM
ID: ff922492-0a13-4775-abb4-4e89578b0104

Kaylan Upton
[redacted]
Homebuyer Concierge Manager
Lennar Sales Corp
Security Level: Email, Account Authentication (Optional)


Signed by:
Kaylan Upton
F87080517CF445E...

Signature Adoption: Pre-selected Style
Using IP Address: 143.170.199.35

Sent: 4/22/2026 8:43:13 PM
Viewed: 4/24/2026 2:47:45 PM
Signed: 4/24/2026 2:48:24 PM

Electronic Record and Signature Disclosure:
Accepted: 1/23/2025 2:14:15 PM
ID: a32a657f-1348-418f-be92-62c56c2e6a99

Kaylan Upton
[redacted]
Homebuyer Concierge Manager
Lennar Sales Corp
Signing Group: NEV Seller Broker Group (not in use)
Security Level: Email, Account Authentication (Optional), Login with SSO


Signed by:
Kaylan Upton
F87080517CF445E...

Signature Adoption: Pre-selected Style
Using IP Address: 143.170.199.35

Sent: 4/24/2026 2:48:30 PM
Viewed: 4/24/2026 2:50:40 PM
Signed: 4/24/2026 2:50:45 PM

Electronic Record and Signature Disclosure:
Accepted: 1/23/2025 2:14:15 PM
ID: a32a657f-1348-418f-be92-62c56c2e6a99

In Person Signer Events	Signature	Timestamp

Editor Delivery Events	Status	Timestamp

Agent Delivery Events	Status	Timestamp

Intermediary Delivery Events	Status	Timestamp

Certified Delivery Events	Status	Timestamp

Carbon Copy Events	Status	Timestamp
Contract Contacts [redacted] Security Level: Email, Account Authentication (Optional), Access Code **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 4/24/2026 2:50:50 PM Viewed: 4/27/2026 11:15:27 AM
Contract Contacts [redacted] Company name Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 4/24/2026 2:50:50 PM
Contract Contacts [redacted] Security Level: Email, Account Authentication (Optional) **Electronic Record and Signature Disclosure:** Not Offered via Docusign	COPIED	Sent: 4/24/2026 2:50:51 PM

Witness Events	Signature	Timestamp

Notary Events	Signature	Timestamp

Envelope Summary Events	Status	Timestamps
Envelope Sent	Hashed/Encrypted	4/22/2026 11:09:19 AM
Certified Delivered	Security Checked	4/24/2026 2:50:40 PM
Signing Complete	Security Checked	4/24/2026 2:50:45 PM
Completed	Security Checked	4/24/2026 2:50:51 PM

Payment Events	Status	Timestamps

Electronic Record and Signature Disclosure

ELECTRONIC RECORD AND SIGNATURE DISCLOSURE

From time to time, Lennar Corporation, and all applicable affiliated and subsidiary companies, including but not limited to: CalAtlantic Group, LLC, Lennar Commercial Services, Inc., Lennar Commercial Services, LLC, Lennar Homes, LLC, the Lennar Family of Builders, Lennar Homes of California, LLC, Lennar Homes USA, Lennar Sales Corp., Quarterra Living, Inc., Quarterra Living, LLC, Quarterra Multifamily Communities, LLC, Rialto Capital Management , and WCI Communities, LLC, hereinafter individually and/or collectively referred to as "we", "us" or the "Company") may provide to you certain written documents, notices or disclosures authorizations, acknowledgements, and other documents that are necessary or required to be provided during the course of our relationship with you ("Documents"). Described below are the terms and conditions for providing to you the Documents through the DocuSign, Inc. ("DocuSign") electronic signing system. Please read the information below carefully and thoroughly, and if you can access this information electronically to your satisfaction and agree to these terms and conditions, please confirm your agreement by clicking the "I agree" button at the bottom of this document.

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Getting paper copies: At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. As long as you are an authorized user of the DocuSign system you will have the ability to download and print any Documents we send to you through the DocuSign system for a limited period of time, usually 30 days after Documents are first sent to you electronically. After such time, if you wish for us to send you paper copies of Documents, you will not be charged a fee for paper copies. You may request delivery of such paper copies of any Documents, previously provided electronically by us to you, by sending us an e-mail at [redacted] and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

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thereafter that you want to receive required Documents only in paper format. To inform us that you no longer want to receive future Documents in electronic format you may either, (i) decline to sign a Document during your DocuSign session, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or (ii) send us an e-mail to [redacted] and in the body of such request you must state your e-mail, full name, US Postal Address and telephone number. At our option, we may treat an invalid email address or the subsequent malfunction of a previously valid email address as a withdrawal of your consent to receive Documents electronically.

We do not need any other information from you to withdraw consent. The consequences of your withdrawing consent for online Documents will be that transactions may take a longer time to process.

Consequences of changing your mind: If you elect to receive required Documents only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need to first send to you the required Documents in paper format, and then wait until we receive back from you, as the case may be, (i) your executed Documents or (ii) your acknowledgment of your receipt of such paper Documents.

All notices and disclosures will be sent to you electronically. Unless you tell us otherwise, in accordance with the procedures described herein, we will provide to you electronically through the DocuSign system, all required transaction Documents. To reduce the chance of you inadvertently not receiving any Document, we prefer to provide all of the required Documents to you by the same method and to the same address that you have given us. Thus, you can receive all the Documents electronically through the DocuSign system or in paper format through the paper mail delivery system. If you do not agree with receiving Documents electronically through the DocuSign system, please let us know as described above. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the Documents electronically from us.

In consenting to receiving delivery of Documents via DocuSign, you agree that your consent to your electronic signature and electronic delivery is being provided in accordance with applicable state and federal law, including without limitation the federal Electronic Signatures in Global and National Commerce Act; you agree that you will not forward the Documents to another party for signature nor allow any other party to sign the Documents sent via DocuSign on your behalf unless that party is properly named as a delegated signer in accordance with DocuSign policy.

How to contact the Company: You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive Documents electronically by sending us email messages at: [redacted]

To advise Lennar of your new e-mail address: To let us know of a change in your e-mail address for the purposes of us electronically sending to you Documents you must send an email message to us at [redacted] and in the body of such request you must state: your previous e-mail address, your new e-mail address.

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- I can print on paper the disclosure or save or send the disclosure to a place where I can print it, for future reference and access; and

- Until or unless I notify the Company as described above, I consent to receive from exclusively through electronic means all Documents that are required to be provided or made available to me by the Company during the course of my relationship with you.

- I agree that I will not forward Documents sent via DocuSign to another party for signature, nor will I allow another party to sign the Documents sent via DocuSign on my behalf unless that party is named as a delegated signer in accordance with DocuSign policy.

- I understand how to cancel the disclosure and consent, should I ever want to do so.